HB: 4860-6056-1208.9 Execution Version MASTER REPURCHASE AGREEMENT between ALTISOURCE ASSET MANAGEMENT CORPORATION and GRAPETREE LENDING LLC and NEXBANK Dated: December 2, 2022

Terms Annex – Page i HB: 4860-6056-1208.9 TERMS ANNEX to Master Repurchase Agreement between Altisource Asset Management Corporation, Grapetree Lending LLC and NexBank This Terms Annex sets forth certain fees, commitments, pricing information and other matters relating to the agreement between NexBank, as Buyer (“Buyer”) and Altisource Asset Management Corporation and Grapetree Lending LLC, as Sellers (collectively the “Seller” or “Sellers”) pursuant to which Seller engages Buyer to enter into reverse repurchase arrangements whereby Seller from time to time sells to Buyer, and simultaneously agrees to repurchase on a date certain or on demand, certain first lien mortgage loans (the “Mortgage Loans”) pursuant to the Master Repurchase Agreement dated as of December 2, 2022 (the “Agreement”) between Buyer and Seller. This is the “Terms Annex” as defined and referred to in the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. Grapetree Lending LLC will be jointly and severally responsible for all acts, obligations, rights, and liabilities of Altisource Asset Management Corporation in connection with this Agreement, including, but not limited to, any breach of this Agreement by Altisource Asset Management Corporation will be deemed a breach by Grapetree Lending LLC. Additionally, Altisource Asset Management Corporation will be jointly and severally responsible for all acts, obligations, rights, and liabilities of Grapetree Lending LLC in connection with this Agreement, including, but not limited to, any breach of this Agreement by Grapetree Lending LLC will be deemed a breach by Altisource Asset Management Corporation. All provisions, as amended, supplemented, or restated, under the Terms Annex and the Agreement pertaining to Altisource Asset Management Corporation will have full force and effect as to Grapetree Lending LLC as Seller, including, but not limited to, Applicability, Definitions, Initiation; Confirmations; Stale Purchased Loans; Termination, Margin Maintenance, Accounts; Income Payments, Security Interest; Assignment of Takeout Commitments, Conditions Precedent, Segregation of Documents Relating to Purchased Mortgage Loans, Representations and Warranties, Seller's Covenants, Events of Default; Remedies, Servicing Rights Are Owned by Buyer; Interim Servicing of the Purchased Mortgage Loans, Notices and Other Communications, Fees and Expenses; Indemnity, Shipment to Approved Takeout Investor; Trust Release Letters, Further Assurances, Buyer as Attorney-in-Fact, Wire Instructions, Entire Agreement; Severability, Assignments; Termination, Counterparts, Governing Law; Consent to Jurisdiction; Waiver of Jury Trial, No Waiver, Etc., Use of Employee Plan Assets, Intent, Disclosure Related to Federal Protections, Confidentiality, Setoff, Waiver of Special Damages, USA Patriot Act Notification, and Tex. Bus. & Comm. Code §26.02 NOTICE. Furthermore, all supplemental terms or conditions in the Terms Annex and in the Exhibits to this Agreement, as supplemented, amended or restated from time to time, applicable to Altisource Asset Management Corporation will have full force and effect as to Grapetree Lending LLC as Seller. Buyer and Seller agree, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as follows:

Terms Annex – Page ii HB: 4860-6056-1208.9 1. Commitment. Subject to the terms and conditions set forth in the Agreement, Buyer agrees to enter into Transactions from time to time under the Agreement, as supplemented by this Terms Annex, with respect to Eligible Mortgage Loans having a maximum aggregate Purchase Price outstanding at any one time of $ 50,000,000 (such maximum amount, the “Facility Amount”) from the date hereof until the Termination Date. Notwithstanding anything to the contrary herein, Seller shall be permitted to use the Facility Amount for Transactions involving Mortgage Property consisting of Fix and Flip properties and small balance five-to-twenty-five multifamily units. 2. Seller. Seller Altisource Asset Management Corporation is a corporation. Seller Grapetree Lending LLC is a limited liability company. 3. Additional Definitions. As used in the Agreement, including this Terms Annex, or in the other Transaction Documents, the following terms have the following meanings. In the event of any conflict between the definition of a term in this Terms Annex and a definition elsewhere in this Agreement, the definition in this Terms Annex shall govern and control. Terms not defined herein are defined in the Agreement. “Buyer’s Inbound Wire Account” means the following NexBank deposit account: Bank: NexBank 2515 McKinney Avenue, Suite 1100 Dallas Texas 75201 ABA Number: [ ] Account Name: [ ] Account Number: _______________________ Attention: [ ] “Controlling Owner” means none. “Eligible Mortgage Loan” means, on any date of determination, a Mortgage Loan: (i) for which each of the representations and warranties set forth on Exhibit B to the Agreement are true and correct as of such date of determination; (ii) which is a Mortgage Loan of a type identified as an Approved Loan Type on Exhibit M to the Agreement. The types of Mortgage Loans identified as an Approved Loan Type on Exhibit M may be changed by Buyer, in its sole discretion, at any time by providing written notice to Seller; (iii) which is a Correspondent Closed Loan or is a Mortgage Loan whose Funding Date was no earlier than the Business Day next preceding its Purchase Date, unless Buyer, on a case-by-case basis, shall approve in writing a later day;

Terms Annex – Page iii HB: 4860-6056-1208.9 (iv) which is a DSCR Loan or a Mortgage Loan where the underlying borrower qualified for their mortgage accounting using investment earnings rather than their personal income; (v) whose Origination Date was no earlier than the Business Day next preceding its Purchase Date, unless Buyer, on a case-by-case basis, shall approve in writing a later day; (vi) which has not been sold or pledged under any other Mortgage Loan warehousing facility at, or at any time since, its Origination, unless Buyer, on a case-by- case basis, shall approve the previously sold or pledged Mortgage Loan; (vii) which has a scheduled Repurchase Date not later than ninety (90) days after the Purchase Date, excepting Mortgage Loans subject to the Term Sublimit; (viii) which does not have a Loan-to-Value Ratio in excess of the Maximum LTV permitted by the applicable Agency Guidelines (ix) for which a complete Loan File has been delivered to Buyer, or, in the case of a Wet Loan, for which all items listed in items (i) through (iv) of the definition of Loan File have been delivered to Buyer; (x) which is not a Mortgage Loan that Seller has failed to repurchase when required by the terms of this Agreement; (xi) for which the related Mortgage Note has not been out of the possession of Buyer pursuant to a Trust Release Letter for more than five (5) Business Days after the date of that Trust Release Letter; (xii) for which neither the related Mortgage Note nor the Mortgage has been out of the possession of Buyer pursuant to a Bailee Letter for more than the number of days specified in such Bailee Letter; (xiii) which is not a Defaulted Loan; and (xiv) which Buyer has approved for purchase hereunder by notice (verbal or written) to Seller. “Guarantor” means none. “Key Person” means Jason Kopcak. “Maximum LTV” means the maximum Loan-to-Value Ratio permitted for a Mortgage Loan to be an Eligible Mortgage Loan. “Maximum Leverage Ratio” means [ ] “Minimum Current Ratio” means [ ] “Minimum Liquidity” means [ ]

Terms Annex – Page iv HB: 4860-6056-1208.9 “Minimum Net Income” means greater than [ ] Notwithstanding anything to the contrary herein, Minimum Net Income covenant is waived for 2022 and is to be tested quarterly beginning Q1 2023 and build to TTM. “Minimum Net Worth” means [ ] ATNW (ATNW = Total assets less Total liabilities). “Maximum Trust Release Amount” means [ ] of the Facility Amount. “Permitted Dividend Percentage” No Restrictions “Required Amount” means none, the amount required to be deposited into the Cash Pledge Account by Paragraph 5(b) (and subparagraph 7(a)(vi)) of the Agreement. “Seller’s Operating Account” means the following NexBank deposit account: Bank: NexBank Address: 2515 McKinney Avenue, Suite 1100, Dallas Texas 75201 ABA Number: [ ] Account Name: [ ] Account Number: [ ] Reference: [ ] 4. Seller’s Subsidiaries. Grapetree Lending LLC is a wholly owned Subsidiary of Altisource Asset Management Corporation. 5. Seller’s Names. The only names used by Altisource Asset Management Corporation in its tax returns for the past ten (10) years are: Altisource Asset Management Corporation. The only names used by Grapetree Lending LLC in its tax returns for the past ten (10) years are: Grapetree Lending LLC. 6. Interim Servicing. Buyer hereby engages Seller to interim service the Purchased Mortgage Loans as contemplated by Paragraph 12 of the Agreement. 7. Purchase Price. For purposes of the Agreement and all other Transaction Documents, “Purchase Price” means, on any date: (i) for any Eligible Mortgage Loan that will be repurchased by Seller and sold to NexBank, [ ] of the lowest of (i) the Outstanding Principal Balance of such Mortgage Loan on such date, (ii) the Market Value of such Mortgage Loan on such date and (iii) the Takeout Value for such Mortgage Loan on such date; or (ii) for any Eligible Mortgage Loan that will be repurchased by Seller and sold to an Approved Investor other than NexBank, [ ] of the lowest of (i) the Outstanding Principal Balance of such Mortgage Loan on such date, (ii) the Market Value of such Mortgage Loan on such date and (iii) the Takeout Value for such Mortgage Loan on such date.

Terms Annex – Page v HB: 4860-6056-1208.9 (iii) for any Non-QM or DSCR Eligible Mortgage Loan that will be repurchased by Seller and sold to an Approved Investor other than NexBank, [ ] of the lowest of (i) the Outstanding Principal Balance of such Mortgage Loan on such date, (ii) the Market Value of such Mortgage Loan on such date and (iii) the Takeout Value for such Mortgage Loan on such date. (iv) for any Eligible Mortgage Loan for Transactions involving Mortgage Property consisting of Fix and Flip property or small balance five (5) to twenty-five (25) multifamily units that will be repurchased by Seller and sold to an Approved Investor other than NexBank, [ ] of the lowest of (i) the Outstanding Principal Balance of such Mortgage Loan on such date, (ii) the Market Value of such Mortgage Loan on such date and (iii) the Takeout Value for such Mortgage Loan on such date. 8. Pricing Rate. Notwithstanding anything to the contrary herein, for Term Sublimit Purchased Mortgage Loans as of any date of determination for each day during the period from such Term Sublimit Purchased Mortgage Loan’s Purchase Date, a rate per annum equal to the greater of (a) the 1 Month CME Term SOFR rate plus [ ] and (b) [ ], but not to exceed the Ceiling Rate for that day. 9. Maximum LTV. The Maximum LTV for: (a) a Conventional Conforming Loan is [ ]; and (b) a Government Loan is [ ]; (or, in each case, such other percentage as shall be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time). 10. Permitted Debt. As provided for in subparagraph 10(q)(vi) of the Agreement, Buyer consents to the following existing Debt of Seller: No restrictions. 11. Underwriting Fee. Seller shall pay to Buyer on the date hereof a (the “Underwriting Fee”) of [ ]. The Underwriting Fee is not refundable in whole or in part for any reason whatsoever. 12. Margin Percentage. For purposes of the Agreement and all other Transaction Documents, “Margin Percentage” means, on any date (i) [ ] for Purchased Mortgage Loans that will be repurchased by Seller and sold to NexBank and [ ] for Purchased Mortgage Loans that will be repurchased by Seller and sold to an Approved Takeout Investor other than NexBank.

Terms Annex – Page vi HB: 4860-6056-1208.9 13. Wire Transfer Fee. Seller shall pay to Buyer a fee of [ ] for each Purchased Mortgage Loan whose purchase by Buyer is funded by a wire transfer to a Settlement Agent. 14. Non-Usage Fee. None 15. Package and Funding Fee. Seller shall pay to Buyer an amount (the “Package and Funding Fee”) equal to (i) [ ] for each Purchased Mortgage Loan repurchased by Seller for sale to any Approved Takeout Investor other than NexBank or (ii) [ ] for each Purchased Mortgage Loan repurchased by Seller for sale to NexBank, plus Buyer’s standard wire transfer and shipping fees, as applicable, due and payable on the Repurchase Date for each such Purchased Mortgage Loan. Package and Funding Fees are not refundable in whole or in part for any reason whatsoever. 16. Change in Facility Amount; Calculation of Fees. (a) In the event that the Agreement is amended pursuant to its terms so as to increase or decrease the Facility Amount, all calculations of fees under this Terms Annex that are based on the Facility Amount shall be adjusted accordingly as of the date such amendment becomes effective. (b) Buyer shall calculate the amount of the Pricing Rate, and the Non-Usage Fee and the results of such calculations shall be incontestable absent manifest error. Buyer shall advise Seller of the periodic amounts of such rate and fees at least one (1) Business Day before payment is due. 17. Depository Relationship. Seller agrees to establish and maintain a significant banking depository and disbursement relationship with Buyer. 18. Controlling Agreement. In the event of any inconsistency between the terms and provisions contained herein and those in the Agreement, the terms and provisions of this Terms Annex shall govern. 19. Additional Fees. All fees payable pursuant to this Terms Annex are in addition to any fees, expenses and indemnification amounts payable pursuant to the terms of the Agreement.

Terms Annex – Page vii HB: 4860-6056-1208.9 20. Confidentiality. Buyer and Seller agree that this Terms Annex, the documents referred to herein or relating hereto and the transactions contemplated hereby are confidential in nature and the parties agree that, unless otherwise directed by a court of competent jurisdiction, each shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

Master Repurchase Agreement – Page 1 (Rev. 03/09/2022) HB: 4860-6056-1208.9 MASTER REPURCHASE AGREEMENT Dated as of December 2, 2022 Between: Altisource Asset Management Corporation and Grapetree Lending LLC, as Sellers and NexBank, as Buyer 1. Applicability From time to time prior to the Termination Date, the parties hereto may enter into transactions in which Altisource Asset Management Corporation and Grapetree Lending LLC, as Sellers (collectively the “Seller” or “Sellers”) agree to transfer to NexBank (together with its successors and assigns, “Buyer”) Mortgage Loans (including the Servicing Rights, as defined below, to them) on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller those Mortgage Loans (including the Servicing Rights to them) on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to in this Agreement as a “Transaction” and shall be governed by this Agreement. Buyer shall have no obligation to enter into any Transaction on or after the Termination Date. 2. Definitions “Accounts” means, collectively, the Cash Pledge Account, if required by Buyer, and Seller’s Operating Account, any interest, additions and proceeds due or to become due on such accounts, which accounts are held at Financial Institution and include all of the above described deposits, deposit accounts, payment intangibles, financial assets and other obligations of Financial Institution, whether they are deposit accounts, negotiable or non-negotiable or book entry certificates of deposit, book entry investment time deposits, savings accounts, money market accounts, transaction accounts, time deposits, negotiable order of withdrawal accounts, share draft accounts, demand deposit accounts, instruments, general intangibles, chattel paper or otherwise, and all funds held in or represented by any of the foregoing, and any successor accounts howsoever numbered and all accounts issued in renewal, extension or increase or decrease of or replacement or substitution for any of the foregoing; and all promissory notes, checks, cash, certificates of deposit, passbooks, deposit receipts, instruments, certificates and other records from time to time representing or evidencing the accounts described above and any supporting obligations relating to any of the foregoing property. “Act of Insolvency” means with respect to any Person (a) the commencement by that Person as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or a request by that Person for the appointment of a receiver,

Master Repurchase Agreement – Page 2 (Rev. 03/09/2022) HB: 4860-6056-1208.9 trustee, custodian or similar official for that Person or any substantial part of its property; (b) the commencement of any such case or proceeding against that Person, or another’s seeking such appointment, or the filing against that Person of an application for a protective decree which (i) is consented to or not timely contested by that Person, or (ii) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having similar effect, or (iii) is not dismissed within fifteen (15) days; (c) the making by that Person of a general assignment for the benefit of creditors; (d) the admission in writing by that Person that it is unable to pay its debts as they become due, or the nonpayment of its debts generally as they become due; or (e) the board of directors, managers, members or partners, as the case may be, of that Person taking any action in furtherance of any of the foregoing. “Additional Purchased Mortgage Loans” means Mortgage Loans provided by Seller to Buyer pursuant to Paragraph 4(a). “Affiliate” means, as to a specified Person, any other Person (a) that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person; (b) that is a director, manager, trustee, general partner or executive officer of the specified Person or serves in a similar capacity in respect of the specified Person; (c) that, directly or indirectly through one or more intermediaries, is the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person; or (d) of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities (or equivalent equity interests). “Agency” (and, with respect to two or more of the following, “Agencies”) means FHA, Fannie Mae, Ginnie Mae, Freddie Mac, RHS or VA. “Agency Guidelines” means those requirements, standards and procedures which may be adopted by the Agencies from time to time with respect to their purchase or guaranty of residential mortgage loans, which requirements govern the Agencies’ willingness to purchase or guaranty such loans. “Aggregate Purchase Price” means, at any time, the sum of the Purchase Prices paid by Buyer for all Purchased Mortgage Loans that are subject to Transactions outstanding at that time. “Agreement” means this Master Repurchase Agreement (including the supplemental terms or conditions contained in the Terms Annex and in the Exhibits to this Agreement), as supplemented, amended or restated from time to time. “Approved Takeout Investor” means any of (i) Fannie Mae, Freddie Mac and any of the other entities listed on Schedule I, as such schedule is updated from time to time by Buyer, in its sole discretion, with written notice to Seller; (ii) NexBank, or (iii) an entity which is acceptable to Buyer, as indicated by Buyer to Seller in writing; provided that, notwithstanding the foregoing, any entity described in the foregoing clauses (i) or (iii) that fails to perform any of its obligations under its Takeout Agreement shall cease to be an Approved Takeout Investor upon such failure. “Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to effect the transfer of the Mortgage to the party indicated

Master Repurchase Agreement – Page 3 (Rev. 03/09/2022) HB: 4860-6056-1208.9 therein. Each Assignment of Mortgage shall either (i) have the blank for the County Clerk’s File Number of the deed of trust being assigned thereby completed, (ii) have the description of the Mortgaged Property covered by that deed of trust attached as Exhibit A to such Assignment of Mortgage or (iii) have both such File Number blank completed and such property description so attached to it. “Authorized Signers” means each of the officers of Seller listed on Schedule II or otherwise designated by the officer of Seller, as such schedule may be updated by Seller from time to time with prior written notice to Buyer. “Available Warehouse Facilities” means, at any time, the aggregate amount of used and unused available warehouse lines of credit, purchase facilities, repurchase facilities and off- balance sheet funding facilities (whether committed or uncommitted) available to Seller at such time. “Bailee Letter” means a bailee letter in the form attached hereto as Exhibit J or such other form as is satisfactory to Buyer in its sole discretion. “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Paragraph 101 et seq.), as amended by the Bankruptcy Reform Act and as further amended from time to time, or any successor statute. “Bankruptcy Reform Act” means the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005, effective as of October 17, 2005. “Blanket Bond and E&O Required Endorsement” means endorsement of Seller’s mortgage banker’s blanket bond insurance policies to (i) provide that for any loss affecting Buyer’s interest, Buyer will be named on the loss payable draft as its interest may appear and (ii) provide Buyer access to coverage under the theft of secondary market institution’s money or collateral clause of such banker’s blanket bond insurance policy. “Business Day” means a day (other than a Saturday or Sunday) when (i) banks in Dallas, Texas are generally open for commercial banking business and (ii) federal funds wire transfers can be made. “Cash Equivalents” means any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three (3) months or less after the date of the applicable financial statement reporting such amounts; and (b) certificates of deposit, time deposits, or overnight bank deposits, issued by any commercial bank organized under the laws of the United States, or any state thereof, whose deposits are insured by the FDIC. “Cash Pledge Account” means, if required by Buyer, the blocked Seller’s account (under the sole dominion and control of Buyer) with NexBank styled as follows: Altisource Asset Management Corporation NexBank Bank Secured Party

Master Repurchase Agreement – Page 4 (Rev. 03/09/2022) HB: 4860-6056-1208.9 Cash Pledge Account “Ceiling Rate” means, for any day, a rate per annum equal to the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate. On each day, if any, that applicable Texas law establishes the Ceiling Rate, the Ceiling Rate shall be a rate per annum equal to the “weekly ceiling” (as defined in §303 of the Texas Finance Code — the “Texas Finance Code” — as amended) for that day. Buyer may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to Seller, if and to the extent permitted by, the Texas Finance Code. “Change in Control” means either of the following events (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock (or equivalent equity interests) of Seller or Guarantor at any time if after giving effect to such acquisition such Person or Persons owns fifty percent (50%) or more of such outstanding voting stock (or equivalent equity interests) or (b) the Controlling Owner shall for any reason cease to own and control, directly or indirectly, all of the outstanding equity interests of Seller. “Change in Requirement of Law” means (a) the adoption of a Requirement of Law after the date of this Agreement, (b) any change in a Requirement of Law or (c) compliance by Buyer (or by any applicable lending office of Buyer) with any Requirement of Law made or issued after the date of this Agreement. “Completed Repurchase Advice” means with respect to any Purchased Mortgage Loan, receipt by Buyer of: (i) funds in an amount equal to or greater than the Repurchase Price of such Purchased Mortgage Loan; (ii) in the event that the funds described in clause (i) above are less than an amount equal to the Repurchase Price of such Purchased Mortgage Loan, confirmation that funds in an amount equal to such deficiency are on deposit in the Seller’s Operating Account and available for payment to Buyer after taking into account all other payments required to be made by Seller out of funds on deposit in the Seller’s Operating Account; (iii) confirmation, in a form acceptable to Buyer in its sole discretion, from the related Approved Takeout Investor that the funds received by Buyer are for the purchase of that Purchased Mortgage Loan; and (iv) an updated Loan Purchase Detail from Seller showing the removal of that Purchased Mortgage Loan from the list of Purchased Mortgage Loans subject to the outstanding Transactions under this Agreement. “Compliance Certificate” means a compliance certificate substantially in the form of Exhibit C, completed, executed and submitted by Seller’s chief financial officer.

Master Repurchase Agreement – Page 5 (Rev. 03/09/2022) HB: 4860-6056-1208.9 “Confirmation” means a confirmation substantially in the form attached hereto as Exhibit A and delivered pursuant to Paragraph 3. “Controlling Owner” is defined in the Terms Annex. “Conventional Conforming Loan” means a Mortgage Loan which conforms to Agency Guidelines. The term Conventional Conforming Loan shall not include a Mortgage Loan which is a Government Loan. “Credit File” means, with respect to a Mortgage Loan, all of the paper and documents required to be maintained pursuant to the related Takeout Commitment, if a Takeout Commitment is required by Buyer, and all other papers and records of whatever kind or description, whether developed or created by Seller or others, required to Originate, document or service the Mortgage Loan. “Current Assets” means, with respect to any Person at any date, those assets set forth in the consolidated balance sheet of the Person, prepared in accordance with GAAP, as current assets, defined as those assets that are now cash or that, by their terms or disposition, will be converted to cash within one year from the date of calculation. “Current Liabilities” means, with respect to any Person at any date, those liabilities set forth in the consolidated balance sheet of the Person, prepared in accordance with GAAP, as current liabilities, defined as those liabilities due upon demand or within one year from the date of calculation. “Current Ratio” means the sum of the amounts set forth in Seller’s balance sheet, prepared in accordance with GAAP, as Current Assets divided by the sum of the amounts set forth in such balance sheet as Current Liabilities. “Debt” means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person (and, if applicable, that Person’s Subsidiaries, on a consolidated basis) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; and (b) all indebtedness or other obligations of such Person (and, if applicable, that Person’s Subsidiaries, on a consolidated basis) for borrowed money or for the deferred purchase price of property or services; provided that, for purposes of this Agreement, loan loss reserves shall be excluded from Debt. “Default” means any condition or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default. “Defaulted Loan” means a Mortgage Loan (i) as to which any payment, escrow payment, or part thereof, remains unpaid for ninety (90) days or more from the original due date for such payment (whether or not Seller has allowed any grace period or extended the due date thereof by any means), (ii) as to which another material default has occurred and is continuing, including the commencement of foreclosure proceedings; (iii) as to which an Act of Insolvency has occurred with respect to its Mortgagor or any cosigner, guarantor, endorser, surety, assumptor or grantor, or (iv) which, consistent with Seller’s collection policies, has been or should be written off as uncollectible in whole or in part.

Master Repurchase Agreement – Page 6 (Rev. 03/09/2022) HB: 4860-6056-1208.9 “Defective Mortgage Loan” means a Mortgage Loan that is not an Eligible Mortgage Loan. “DSCR Loan” means a Debt Service Coverage Ratio Mortgage Loan where the underlying borrower qualified for their mortgage using investment earnings, rather than their personal income. “Early Repurchase Date” is defined in subparagraph 3(i)(ii). “Electronic Tracking Agreement” means the Electronic Tracking Agreement dated on or about the date hereof by and among Buyer, Seller, MERS and MERSCORP, Inc. (the “Electronic Agent”), as supplemented, amended or restated from time to time. The Electronic Tracking Agreement is required only if Seller is a MERS member. “Eligible Mortgage Loan” is defined in the Terms Annex. “ERISA” means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, as amended from time to time and any successor statute, rules and regulations. “Event of Default” is defined in Paragraph 11. “Facility Amount” is defined in the Terms Annex. “Fannie Mae” means the Federal National Mortgage Association or any successor. “FDIC” means the Federal Deposit Insurance Corporation or any successor. “FHA” means the Federal Housing Administration, which is a sub-division of HUD, or any successor. The term “FHA” is used interchangeably in this Agreement with the term “HUD”. “FICO Score” means, with respect to any Mortgagor, the statistical credit score prepared by Fair Isaac Corporation, Experian Information Solutions, Inc., TransUnion LLC or such other Person as may be approved in writing by Buyer in its sole discretion. “Financial Institution” means NexBank in its capacity of the bank at which the Accounts are held. “Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor. “GAAP” means generally accepted accounting principles consistently applied in the United States. “Ginnie Mae” means the Government National Mortgage Association or any successor. “GLB Act” means the Gramm-Leach Bliley Act of 1999 (Public Law 106-102, 113 Stat 1338), as it may be amended from time to time.

Master Repurchase Agreement – Page 7 (Rev. 03/09/2022) HB: 4860-6056-1208.9 “Government Loan” means a Mortgage Loan which is insured by the FHA or guaranteed by the Department of Veterans Affairs or RHS. The term Government Loan shall not include any Mortgage Loan which is a Conventional Conforming Loan. “Governmental Authority” means and includes the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any governmental or quasi-governmental department, commission, board, bureau or instrumentality, any court, tribunal or arbitration panel, and, with respect to any Person, any private body having regulatory jurisdiction over any Person or its business or assets (including any insurance company or underwriter through whom that Person has obtained insurance coverage). “Guarantor” means the Guarantor or Guarantors, whether one or more, specified in the Terms Annex and also includes any other Person who hereafter executes a guaranty to support the obligations of Seller under this Agreement and the other Transaction Documents. “Guaranty” means a guaranty dated the date hereof, executed by the Guarantor named in the Terms Annex in favor of Buyer and also includes any other guaranty executed and delivered to Buyer by a Guarantor, in each case, as supplemented, amended or restated from time to time. “HUD” means the U.S. Department of Housing and Urban Development or any successor department or agency. “Indemnified Party” is defined in Paragraph 15(b). “Insured Closing Letter” means a letter of indemnification from a title insurer addressed to Seller and, for each Wet Loan, Buyer, with coverage that is customarily acceptable to Persons engaged in the Origination of mortgage loans, identifying the Settlement Agent covered thereby and indemnifying Seller and/or Buyer against losses incurred due to malfeasance or fraud by the Settlement Agent or the failure of the Settlement Agent to follow the specific closing instructions specified by Buyer in the escrow letter with respect to the closing of one or more Mortgage Loans. The Insured Closing Letter shall be either with respect to the individual Mortgage Loan being purchased pursuant hereto or a blanket Insured Closing Letter which covers closings conducted by the Settlement Agent in the jurisdiction in which the closing of such Mortgage Loan takes place. “Interim Servicing Term” is defined in Paragraph 12(b). “IRC” means the Internal Revenue Code of 1986, as amended from time to time and any successor statute. “Jumbo Loan” means a Mortgage Loan which conforms to all Agency Guidelines except that its principal amount is greater than Agency limits for Conventional Conforming Loans.

Master Repurchase Agreement – Page 8 (Rev. 03/09/2022) HB: 4860-6056-1208.9 “Last Endorsee” means with respect to each Mortgage Loan, the last Person to whom such Mortgage Loan was assigned or the related Mortgage Note was endorsed, as applicable. “Leverage Ratio” means that ratio of Seller’s Debt (including off balance sheet financings) to its Net Worth. “Lien” means any security interest, mortgage, deed of trust, charge, pledge, hypothecation, assignment, deposit arrangement, equity, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing. “Liquidity” means, at any time, Seller’s unencumbered and unrestricted cash and Cash Equivalents (including the balance on deposit in the Cash Pledge Account, if required by Buyer, but excluding any restricted cash or cash pledged to third parties) at such time plus, with respect to any Purchased Mortgage Loans subject to this Agreement, the excess, if any, of the maximum Purchase Price available to Seller pursuant to the terms hereof for such Purchased Mortgage Loans over the aggregate outstanding Purchase Price for such Purchased Mortgage Loans at such time. “Litigation” means, as to any Person, any action, lawsuit, investigation, claim, proceeding, judgment, order, decree or resolution pending or threatened against or affecting such Person or the business, operations, properties or assets of such Person before, or by, any Governmental Authority. “Loan File” means, with respect to each Mortgage Loan, the following documents: (i) if a Wet Loan, a fully executed Insured Closing Letter from the related Settlement Agent involved in the Wet Funding of that Mortgage Loan; (ii) if a Government Loan, a valid eligibility certification from VA or FHA, as applicable, or such other documentation as may be required by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time, with respect to such Purchased Mortgage Loan; (iii) if a Conventional Conforming Loan, a valid eligibility certification from Fannie Mae, Freddie Mac or RHS, as applicable, or such other documentation as may be required by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time, with respect to such Mortgage Loan; (iv) unless NexBank is the Approved Takeout Investor, evidence satisfactory to Buyer, in its sole discretion, that such Mortgage Loan is subject to a valid and binding Takeout Commitment, if Buyer so requires, which may include a copy of the related Takeout Agreement and such other documents required by Buyer in its sole discretion;

Master Repurchase Agreement – Page 9 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (v) the original Mortgage Note, endorsed in blank without recourse by its Last Endorsee, together with all intervening endorsements showing an unbroken chain of endorsement from the originator of such Mortgage Loan to the Last Endorsee; (vi) the original recorded Mortgage, or, if the original has been lost or if such Mortgage is in the process of being recorded, a copy of the original Mortgage together with an Officer’s Certificate (which may be included on the face of such copy) certifying (x) that such copy is a true, correct and complete copy and (y) that such Mortgage has been transmitted to the appropriate recording office for recordation; (vii) the originals of all assumption, modification, consolidation, substitution and extension agreements, if any, with evidence of recordation thereon, or copies of such original agreements together with an Officer’s Certificate certifying (x) that such copy is a true, correct and complete copy and (y) that such agreements have been transmitted to the appropriate recording office for recordation; (viii) all guarantees, supporting obligations and collateral, if any, received with respect to, or supporting repayment of, such Purchased Mortgage Loan; (ix) the original, or a copy (together with an Officer’s Certificate, which may be included on the face of such copy, certifying that such copy is a true, correct and complete copy) of the policy of lender’s title insurance described in item (r) of Exhibit B or of a commitment to issue such title insurance; (x) evidence satisfactory to Buyer: (i) that such Mortgage Loan is a MERS Designated Mortgage Loan, such evidence to be either: (A) confirmation that such Mortgage Loan is a MOM Loan; or (B) if such Mortgage Loan is not a MOM Loan, a copy of an Assignment of Mortgage assigning the Mortgage from Seller, as the original named mortgagee, to MERS, and (1) either (x) showing the relevant recording information, (y) having the legal description of the real property covered by the deed of trust assigned attached as Exhibit A thereto or (z) both showing such recording information and having such legal description attached, and (2) accompanied by an Officer’s Certificate, which may be included on the face of such copy, certifying that such copy is a true, correct and complete copy and that such Assignment of Mortgage has been transmitted to the appropriate recording office for recordation; and (ii) that if Seller: (A) is a MERS member, Buyer is designated on the MERS System as “Interim Funder” with respect to such Mortgage Loan; or

Master Repurchase Agreement – Page 10 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (B) is not a MERS member, Buyer is designated on the MERS System as owner of such Mortgage Loan; (xi) only if, at any point in the future, Buyer, by giving at least ten (10) Business Days’ written notice to Seller, elects that, on a going forward basis, Seller will be responsible for giving such notices (it being understood and agreed that unless and until Buyer gives such notice to Seller, Buyer will be responsible for giving such notices to Mortgagors and this item will not be included in the Loan Files), a notice letter in form and substance acceptable to Buyer in its sole discretion, delivered at Buyer’s request by Seller on behalf of Buyer to Mortgagor setting forth the information regarding Buyer as the “new creditor” and such other information required by Section 404 of The Helping Families Save Their Homes Act of 2009 (amending the Truth in Lending Act of 1968 (as amended)), and acknowledged in writing by Mortgagor unless Buyer has notified Seller in writing that such notice is no longer required; and (xii) such additional documents as shall be required by Buyer in its sole discretion from time to time by written notice to Seller. “Loan Purchase Detail” means a schedule of information prepared and transmitted by Seller to Buyer in the format and in the manner specified by Buyer, and with the items of information set forth in Exhibit I regarding the Purchased Mortgage Loans, as such required format, manner of delivery or items of required information may be changed from time to time by Buyer with prior written notice to Seller. “Loan-to-Value Ratio” or “LTV” means, for each Mortgage Loan as of the related Purchase Date, a fraction (expressed as a percentage) having as its numerator the original principal amount of the Mortgage Note and as its denominator the lesser of (x) the sales price of the related Mortgaged Property and (y) the appraised value of the related Mortgaged Property indicated in the appraisal obtained in connection with the Origination of such Mortgage Loan. “Manufactured Home” means a single-family home constructed at a factory and shipped in one or more sections to a housing site. “Margin Amount” means at any time with respect to any Purchased Mortgage Loan, the amount equal to (a) the applicable Margin Percentage for that Purchased Mortgage Loan at that time multiplied by (b) the Market Value for that Purchased Mortgage Loan at that time. “Margin Deficit” is defined in Paragraph 4(a). “Margin Percentage” is defined in the Terms Annex. “Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time. “Market Value” means, at any time with respect to any Purchased Mortgage Loan, the fair market value of such Purchased Mortgage Loan at such time as determined by Buyer in its sole discretion.

Master Repurchase Agreement – Page 11 (Rev. 03/09/2022) HB: 4860-6056-1208.9 “Material Adverse Effect” means any (i) material adverse effect upon the validity, performance or enforceability of any Transaction Document, (ii) material adverse effect upon the reputation, properties, business, condition or prospects, financial or otherwise, of Seller (and its Subsidiaries, if any, on a consolidated basis) or Guarantor, (iii) material adverse effect upon the ability of Seller to fulfill its obligations under this Agreement or the ability of Guarantor to fulfill its obligations under the Guaranty, or (iv) material adverse effect on the value or salability of the Purchased Mortgage Loans subject to this Agreement, taken as a whole, as determined in each case by Buyer in Buyer’s sole discretion. “MERS” means Mortgage Electronic Registration Systems, Inc. and its successors and assigns. “MERS Designated Mortgage Loan” means a Mortgage Loan that satisfies the definition of the term “MERS Designated Mortgage Loan” contained in the Electronic Tracking Agreement (if any). “MERS® System” means MERSCORP, Inc.’s mortgage electronic registry system described in the “MERS Procedures Manual” found on the MERS website, http://www.mersinc.org. “MIN” means the eighteen digit MERS Identification Number permanently assigned to each MERS Designated Mortgage Loan. “MOM Loan” means a MERS Designated Mortgage Loan that was registered on the MERS® System at the time of its Origination and for which MERS appears as the record mortgagee or beneficiary on the related Mortgage. “Moody’s” means Moody’s Investors Service and any successor. “Mortgage” means a mortgage, deed of trust or other security instrument creating a Lien on Mortgaged Property. “Mortgage Assets” is defined in Paragraph 6. “Mortgage Loan” means a whole mortgage loan which is secured by a Mortgage on residential real estate, and includes all of its Servicing Rights. “Mortgage Loan Documents” means the Mortgage Note, the Mortgage and all other documents evidencing, securing, guaranteeing or otherwise related to a Mortgage Loan. “Mortgage Note” means the original executed promissory note or other primary evidence of indebtedness of a Mortgagor on a Mortgage Loan. “Mortgaged Property” means the residential real estate securing the Mortgage Note, which shall be a fee simple estate in the real property located in any state of the United States (including, without limitation, all buildings, improvements and fixtures thereon and all additions, alterations and replacements made at any time with respect to the foregoing) purchased with the proceeds of the Mortgage Loan.

Master Repurchase Agreement – Page 12 (Rev. 03/09/2022) HB: 4860-6056-1208.9 “Mortgagor” means the obligor on a Mortgage Note or the grantor or mortgagor on a Mortgage, as the context requires. “NexBank” means NexBank, a Texas state financial institution, in its individual capacity, and its successors and assigns. “Officer’s Certificate” means a certificate signed by a Responsible Officer of Seller and delivered to Buyer. “Originate” or “Origination” means a Person’s actions in taking applications for, underwriting and closing Mortgage Loans. “Origination Date” means the date of the Mortgage Note and the related Mortgage. “Outstanding Principal Balance” of a Mortgage Loan means, at any time, the then unpaid outstanding principal balance of such Mortgage Loan. “Party” means each of Buyer and Seller. “Permitted Debt” is defined in Paragraph 10(q). “Permitted Dividend” means (a) as to any taxable period of Seller for which Seller, if a corporation, makes an S corporation election, or if a multi-member limited liability company or a partnership, does not makes an election with the Internal Revenue Service to be treated as a corporation, an annual or quarterly distribution necessary to enable each shareholder, partner or member, as applicable, of Seller to pay federal or state income taxes attributable to such shareholder, partner or member resulting solely from the allocated share of income of Seller for such period (“Permitted Tax Distributions”) and (b) a regular cash dividend declared by Seller and paid to its shareholders, partners or members, as applicable, provided that such regular cash dividends do not exceed, in the aggregate, during any fiscal year the Permitted Dividend Percentage (as defined in the Terms Annex) of Seller’s net income for such fiscal year after payment of the Permitted Tax Distributions (as calculated on its annual statement of income). “Permitted Tax Distributions” is defined in the definition of “Permitted Dividend”. “Person” means an individual, partnership, corporation (including a business trust), joint-stock company, limited liability company, trust, unincorporated association, joint venture, any Governmental Authority or other entity. “Post-Origination Period” means the period of time between a Mortgage Loan’s Origination Date and its subsequent sale to an Approved Takeout Investor. “Price Differential” means with respect to any Transaction hereunder, for each month (or portion thereof) during which that Transaction is outstanding, the sum of the following amount for each day during that month (or portion thereof): the weighted average of the applicable Pricing Rates for such day multiplied by the aggregate outstanding Purchase Price on such day divided by 360. The Price Differential for each Transaction shall accrue during the period commencing on

Master Repurchase Agreement – Page 13 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (and including) the day when the Purchase Price is transferred or otherwise paid to Seller for such Transaction and ending on (but excluding) the day when the Repurchase Price is paid to Buyer. “Pricing Rate” means the per annum percentage rate (or rates) to be applied to determine the Price Differential, which rate (or rates) shall be determined in accordance with the Terms Annex. “Prime Rate” means the rate of interest per annum announced from time to time by Buyer as its prime rate. The Prime Rate is a variable rate and each change in the Prime Rate is effective from and including the date the change is announced as being effective. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE BUYER’S LOWEST RATE. “Privacy Requirements” means (a) Title V of the GLB Act, (b) federal regulations implementing such act codified at 12 CFR Parts 40, 216, 332 and 573, (c) the Interagency Guidelines Establishing Standards For Safeguarding Customer Information and codified at 12 CFR Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570 and (d) any other applicable federal, state and local laws, rules, regulations and orders relating to the privacy and security of Seller’s Customer Information, as such statutes, regulations, guidelines, laws, rules and orders may be amended from time to time. “Property Charges” means all taxes, fees, assessments, water, sewer and municipal charges (general or special) and all insurance premiums, leasehold payments or ground rents. “Purchase Date” means the date with respect to each Transaction on which the Mortgage Loans subject to such Transaction are transferred by Seller to Buyer hereunder, which shall be ordinarily be the Origination Date of each such Mortgage Loan and, unless Buyer, on a case-by- case basis, shall approve in writing a later day, the Purchase Date for any Mortgage Loan shall not be later than the Business Day next following its Origination Date. “Purchase Price” is defined in the Terms Annex. “Purchased Mortgage Loans” means, with respect to any Transaction, the Mortgage Loans sold by Seller to Buyer in such Transaction hereunder (each of which sales shall be on a servicing released basis), including any Additional Purchased Mortgage Loans delivered pursuant to Paragraph 4(a) and excluding any Purchased Mortgage Loans repurchased by Seller or transferred to Seller. Unless the context shall otherwise require, the term “Purchased Mortgage Loans” shall refer to all Purchased Mortgage Loans under all Transactions. “REO Property” means a Mortgaged Property acquired by Seller through foreclosure or deed in lieu of foreclosure. “Repurchase Date” means, with respect to each Transaction, the date on which Seller is required to repurchase from Buyer the Purchased Mortgage Loans which are subject to that Transaction. The Repurchase Date shall occur (i) for Transactions terminable on a date certain, on the date specified in the Confirmation, (ii) for Transactions to be terminable on demand, the earlier to occur of (a) the date specified in Buyer’s demand or (b) the date specified in the Confirmation on which Seller is required to repurchase the Purchased Mortgage Loans if no demand is sooner made and (iii) for repurchases of Defective Mortgage Loans under Paragraph

Master Repurchase Agreement – Page 14 (Rev. 03/09/2022) HB: 4860-6056-1208.9 3(i), the Early Repurchase Date; provided that in any case, the Repurchase Date with respect to each Transaction shall occur no later than the earlier of (1) the Termination Date and (2) ninety (90) days after the Purchase Date of such Transaction, excepting Mortgage Loans subject to the Term Sublimit. “Repurchase Price” means, with respect to each Transaction, the price at which Purchased Mortgage Loans subject to such Transaction are to be resold by Buyer to Seller upon termination of such Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of (x) the Purchase Price plus (y) the accrued and unpaid Price Differential as of the date of such termination minus (z) all principal and interest, if any, on such Purchased Mortgage Loans paid (or paid over) to and retained by Buyer. “Required Amount” is defined in the Terms Annex. “Requirement(s) of Law” means any law, treaty, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of any Governmental Authority having jurisdiction over Buyer, Seller, Guarantor or any Approved Takeout Investor, any of their respective Subsidiaries or their respective properties or any agreement by which any of them is bound. “Rescission” means the Mortgagor’s exercise of any right to rescind the related Mortgage Note and related documents pursuant to applicable law. “Responsible Officer” means, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer means any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution or similar document and an incumbency certificate. “RHS” means the Rural Housing Service of the USDA Rural Development Agency. “Seller’s Operating Account” means the Seller’s account with NexBank styled as follows: Altisource Asset Management Corporation NexBank Bank Secured Party Seller’s Operating Account “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor. “Seller’s Accounts” means each of the Cash Pledge Account, if required by Buyer, and the Seller’s Operating Account. “Seller’s Customer” means any natural person who has applied to Seller for a financial product or service, has obtained any financial product or service from Seller or has a Mortgage Loan that is serviced or subserviced by Seller.

Master Repurchase Agreement – Page 15 (Rev. 03/09/2022) HB: 4860-6056-1208.9 “Seller’s Customer Information” means any information or records in any form (written, electronic or otherwise) containing a Seller’s Customer’s personal information or identity, including such Seller’s Customer’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information and the fact that such Seller’s Customer has a relationship with Seller. “Servicing File” means with respect to each Mortgage Loan, all documents relating to its servicing, which may consist of (i) copies of the documents contained in the related Credit File and Loan File, as applicable, (ii) the credit documentation relating to the underwriting and closing of such Mortgage Loan(s), (iii) copies of all related documents, correspondence, notes and all other materials of any kind, (iv) copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation and payment history records, (v) all other information or materials necessary or required to board such Mortgage Loan onto the applicable servicing system and (vi) all other related documents required to be delivered pursuant to any of the Transaction Documents. “Servicing Records” means all servicing records created and/or maintained by Seller in its capacity as interim servicer for Buyer with respect to a Purchased Mortgage Loan, including but not limited to any and all servicing agreements, files, documents, records, databases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records and any other records relating to or evidencing its servicing. “Servicing Rights” means all rights and interests of Seller or any other Person, whether contractual, possessory or otherwise, to service, administer and collect income with respect to Mortgage Loans, and all rights incidental thereto. “Settlement Agent” means a title company, escrow company or attorney that is acceptable to Buyer in its sole discretion and that is (i) unaffiliated with Seller, unless pre-approved in writing by Buyer, (ii) a division, subsidiary or licensed agent of a title insurance company reasonably acceptable to Buyer and (iii) insured against errors and omissions in such amounts and covering such risks as are at all times customary for its business and with industry standards, to which the proceeds of any purchase of a Mortgage Loan are to be wired in accordance with local law and practice in the jurisdiction where such Mortgage Loan is being Originated. “Shipping Instructions” means the advice in the form of Exhibit D, or other process designated by Buyer, sent by Seller to Buyer which instructs Buyer to send one or more Mortgage Notes and the related Mortgages to an Approved Takeout Investor. “Subservicer” is defined in subparagraph 12(b)(ii). “Subservicer Instruction Letter” means a letter agreement between Seller and each Subservicer in a form mutually acceptable to Buyer and Seller. “Subservicing Agreement” is defined in subparagraph 12(b)(ii). “Subsidiary” means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock (or equivalent equity interest)

Master Repurchase Agreement – Page 16 (Rev. 03/09/2022) HB: 4860-6056-1208.9 entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof. “Successor Servicer” is defined in Paragraph 12(f). “Takeout Agreement” means an agreement, in form and substance acceptable to Buyer, between an Approved Takeout Investor and Seller, pursuant to which such Approved Takeout Investor has committed to purchase from Seller certain of the Purchased Mortgage Loans, as such agreement may be supplemented, amended or restated from time to time with the prior written consent of Buyer. “Takeout Commitment” means, with respect to each Approved Takeout Investor, the commitment to purchase a Purchased Mortgage Loan from Seller pursuant to a Takeout Agreement, and that specifies (a) the type of Purchased Mortgage Loan to be purchased, (b) a purchase date or purchase deadline date and (c) a purchase price or the criteria by which the purchase price will be determined. “Takeout Guidelines” means (i) the eligibility requirements established by the Approved Takeout Investor that must be satisfied by a Mortgage Loan originator to sell Mortgage Loans to the Approved Takeout Investor and (ii) the specifications that a Mortgage Loan must meet, and the requirements that it must satisfy, to qualify for the Approved Takeout Investor’s program of Mortgage Loan purchases, as such requirements and specifications may be revised, supplemented or replaced from time to time. “Takeout Value” means the price that an Approved Takeout Investor has agreed to pay Seller for such Purchased Mortgage Loan. “Termination Date” means the earliest of (i) the Business Day, if any, that Seller or Buyer designates as the Termination Date by written notice to the other Party at least one (1) day before such date or (ii) the date of declaration of the Termination Date pursuant to Paragraph 11(b) or (c). “Terms Annex” means the Terms Annex attached to this Agreement and hereby made a part hereof, as supplemented, amended or restated from time to time. “Term Sublimit” refers to the portion of the Facility Amount for loans that are allowed to dwell up to twenty-four (24) months from origination. Term Sublimit Purchased Mortgage Loans where the underlying homeowner is ninety (90) days in default are required to be bought off the line. “Third Party Originator” means any Person, other than a permanent employee of Seller, who engages in the solicitation, procurement, packaging, processing or performing of any other Origination function with regard to a Mortgage Loan. “TPO Loan” means a Mortgage Loan which has been solicited, procured, packaged, processed or otherwise Originated by a Third Party Originator. “Transaction” is defined in Paragraph 1.

Master Repurchase Agreement – Page 17 (Rev. 03/09/2022) HB: 4860-6056-1208.9 “Transaction Documents” means this Agreement (including the Terms Annex and all exhibits and schedules attached hereto), each Confirmation, each Bailee Letter, each Trust Release Letter, the Electronic Tracking Agreement (required only if Seller is a MERS member), any required Takeout Agreement or Takeout Commitment, each Insured Closing Letter, the Guaranty and each other agreement, document or instrument executed or delivered in connection therewith, in each case as supplemented, amended or restated from time to time. “Trust Release Letter” means a letter in substantially the form of Exhibit L, appropriately completed and authenticated by Seller, or such other form as may be approved by Buyer in writing in its sole discretion. “UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the relevant jurisdiction. “VA” means the U.S. Department of Veterans Affairs or any successor department or agency. “Wet Funding” means the purchase of a Mortgage Loan that is Originated by Seller on the Purchase Date under escrow arrangements satisfactory to Buyer pursuant to which Seller is permitted to use the Purchase Price proceeds to close the Mortgage Loan prior to Buyer’s receipt of the complete Loan File. “Wet Funding Deadline” means, with respect to any Wet Loan, the fifth (5th) Business Day after the Origination Date for such Wet Loan, or such later Business Day, if any, as Buyer, in its sole discretion, may specify from time to time. “Wet Loan” means a Mortgage Loan for which the completed Loan File was not delivered to Buyer prior to funding of the related Purchase Price. 3. Initiation; Confirmations; Stale Purchased Loans; Termination (a) Initiation. Any agreement to enter into a Transaction shall be made in writing at the initiation of Seller before the Termination Date. If Seller desires to enter into a Transaction, Seller shall deliver to Buyer no earlier than three (3) Business Days before, and no later than 4:00 p.m., Dallas, Texas time, on the Business Day before the proposed Purchase Date, unless Buyer provides written instructions otherwise, a request for Buyer to purchase one or more Eligible Mortgage Loans on such Purchase Date, together with the Loan Purchase Detail for each such Mortgage Loan as set forth on Exhibit I(a) attached hereto. In connection therewith, and for quality control purposes, Buyer has the right, but not the obligation, to require the Loan Purchase Documentation, as set forth on Exhibit I(b) attached hereto, from Seller for any proposed Transaction prior to funding. All such purchases shall be on a servicing released basis and shall include the Servicing Rights with respect to such Eligible Mortgage Loan. Such request shall state the Purchase Price and shall include the Confirmation in form and substance acceptable to Buyer related to the proposed Transaction. (b) Purchase by Buyer. Subject to the terms of the Terms Annex and satisfaction of the conditions precedent set forth in this Paragraph 3 and in Paragraph 7, on the requested Purchase Date for each Transaction, Buyer shall transfer to Seller an amount equal to the Purchase Price for

Master Repurchase Agreement – Page 18 (Rev. 03/09/2022) HB: 4860-6056-1208.9 purchase of each Eligible Mortgage Loan that is the subject of such Transaction on that Purchase Date, less any amounts to be netted against such Purchase Price. The transfer of funds to the Settlement Agent to be used to fund the Mortgage Loan, and if applicable, the netting of amounts for value, on the Purchase Date for any Transaction will constitute full payment by Buyer of the Purchase Price for such Mortgage Loan. Within one (1) Business Day following the Purchase Date, Seller shall (i) take such steps as are necessary and appropriate to effect the transfer to Buyer on the MERS® System of the Purchased Mortgage Loans so purchased, and to cause Buyer to be designated as “Interim Funder” on the MERS® System with respect to each such Purchased Mortgage Loan and (ii) in the case of a Wet Funding, deliver all remaining items of the related Loan File to Buyer. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, Buyer shall have no obligation to enter into any Transaction on or after the Termination Date. (c) Confirmations. The Confirmation for each Transaction shall (i) include the Loan Purchase Detail with respect to the Mortgage Loans subject to such Transaction, (ii) identify Buyer and Seller and (iii) set forth (A) the Purchase Date, (B) the Purchase Price, (C) the Repurchase Date, (D) the Pricing Rate applicable to the Transaction and (E) any additional terms or conditions of the Transaction mutually agreeable to Buyer and Seller. In the event of any conflict between the terms of a Confirmation that has been affirmatively accepted by Buyer and this Agreement, such accepted Confirmation shall prevail. (d) Failed Fundings. Seller agrees to report to Buyer by facsimile transmission or electronic mail as soon as practicable, but in no event later than one (1) Business Day after each Purchase Date, any Mortgage Loans which failed to be funded to the related Mortgagor, otherwise failed to close for any reason or failed to be purchased hereunder. Seller further agrees to (i) return, or cause the Settlement Agent to return, to Buyer the portion of the Purchase Price allocable to such Mortgage Loans as soon as practicable, but in no event later than one (1) Business Day after the related Purchase Date, and (ii) indemnify Buyer for any loss, cost or expense incurred by Buyer as a result of the failure of such Mortgage Loans to close or to be delivered to Buyer. (e) Stale Purchased Loans. If and in each instance where Buyer elects to require it by written notice to Seller, for any Purchased Loan that Seller has not repurchased on or before ninety (90) days after its Purchase Date Seller shall reduce the Aggregate Purchase Price by paying to Buyer an amount equal [ ] of the Purchase Price, resulting in the Purchase Price being [ ] of the original Purchase Price. For any Purchased Loan that Seller has not repurchased on or before [ ] days after its Purchase Date, the Seller shall reduce the Aggregate Purchase Price by paying to Buyer an additional [ ] of the Purchase Price, resulting in the Purchase Price being [ ]of the original Purchase Price. Notwithstanding anything to the contrary herein, for any Purchased Loan where the underlying homeowner is [ ] days in default, Seller shall reduce the Aggregate Purchase Price by paying to Buyer an amount equal to [ ] of the Purchase Price. Purchased Mortgage Loans where the underlying homeowner is [ ] days in default are required to be bought off the line.

Master Repurchase Agreement – Page 19 (Rev. 03/09/2022) HB: 4860-6056-1208.9 All cash required to be delivered to Buyer pursuant to this Paragraph 3(e) shall be deposited by Seller into the Seller’s Operating Account on or before the Business Day next following the date of Buyer’s notice requiring it. (f) Repurchase Required. Seller shall repurchase from Buyer Purchased Mortgage Loans conveyed to Buyer on or before each related scheduled Repurchase Date. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan. Seller is obligated to obtain the Purchased Mortgage Loans from Buyer or its designee at Seller’s expense on the related Repurchase Date. On the Repurchase Date, termination of the Transaction will be effected by resale by Buyer to Seller or its designee of the Purchased Mortgage Loans on a servicing released basis against Seller’s submission to Buyer of a Completed Repurchase Advice, all in form and substance satisfactory to Buyer. After receipt of the payment of the Repurchase Price from Seller, Buyer shall deliver, or cause to be delivered, to Seller all Mortgage Loan Documents previously delivered to Buyer and not already delivered to Seller and take such steps as are necessary and appropriate to effect the transfer of the Purchased Mortgage Loan to Seller on the MERS® System. (g) Repurchase Advice. If Buyer receives the Completed Repurchase Advice with respect to a Purchased Mortgage Loan at or before 1:00 p.m. Dallas, Texas time, on any Business Day, then the Repurchase Date for that Purchased Mortgage Loan will be on that same day. If Buyer receives the Completed Repurchase Advice with respect to any Purchased Mortgage Loan after 1:00 p.m. Dallas, Texas time, on any Business Day, then the Repurchase Date for that Purchased Mortgage Loan will be on the next Business Day. Without limiting Seller’s obligations hereunder, at any time after the occurrence and during the continuance of a Default or an Event of Default, Seller shall not be permitted to repurchase less than all of the Purchased Mortgage Loans without the prior written consent of Buyer. (h) Reliance. With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a Person authorized to enter into a Transaction on Seller’s behalf. (i) Defective Mortgage Loans. (i) If, after Buyer purchases a Mortgage Loan, Buyer determines or receives notice (whether from Seller or otherwise) that a Purchased Mortgage Loan is (or has become) a Defective Mortgage Loan, Buyer shall promptly notify Seller, and Seller shall repurchase such Purchased Mortgage Loan at the Repurchase Price on the Early Repurchase Date (as such term is defined below). (ii) If Seller becomes obligated to repurchase a Mortgage Loan pursuant to subparagraph 3(i)(i), Buyer shall promptly give Seller notice of such repurchase obligation and a calculation of the Repurchase Price therefor. On the same day Seller receives such notice (the “Early Repurchase Date”), Seller shall repurchase the Defective Mortgage Loan by paying Buyer the Repurchase Price therefor, and shall submit a Completed Repurchase Advice. Buyer is authorized to charge any of Seller’s Accounts for such amount unless the Parties have agreed in writing to a different method

Master Repurchase Agreement – Page 20 (Rev. 03/09/2022) HB: 4860-6056-1208.9 of payment and Seller has paid such amount by such agreed method. If Seller’s Accounts do not contain sufficient funds to pay in full the amount due Buyer under this subparagraph 3(i)(ii), or if the amount due is not paid by any applicable alternative method of payment previously agreed to by the Parties, Seller shall promptly deposit funds in the Seller’s Operating Account sufficient to pay such amount due Buyer and notify Buyer of such deposit. After receipt of the payment of the Repurchase Price therefor from Seller, Buyer shall deliver, or cause to be delivered, to Seller all documents for the Mortgage Loan previously delivered to Buyer and take such steps as are necessary and appropriate to effect the transfer of the Purchased Mortgage Loan to Seller on the MERS® System. 4. Margin Maintenance (a) Margin Deficit. If at any time the sum of the Margin Amounts of all Purchased Mortgage Loans is less than the Aggregate Purchase Price (a “Margin Deficit”), then Buyer, by notice to Seller (a “Margin Call”), may require Seller to transfer to Buyer, at Buyer’s option, either (x) cash to be applied by Buyer to the payment of the Repurchase Prices of the Purchased Mortgage Loans that are subject to the related Transactions, (y) additional Eligible Mortgage Loans reasonably acceptable to Buyer (“Additional Purchased Mortgage Loans”) or (z) a combination, as determined by Buyer, of cash and Additional Purchased Mortgage Loans, so that, immediately after such transfer(s), the sum of (i) such cash, if any, so transferred to Buyer plus (ii) the aggregate of the Margin Amounts of all Purchased Mortgage Loans for all Transactions outstanding at that time, including any such Additional Purchased Mortgage Loans, will be at least equal to the Aggregate Purchase Price at that time. (b) Margin Maintenance. If the notice to be given by Buyer to Seller under Paragraph 4(a) is given at or before 9:00 a.m. Dallas, Texas time on a Business Day, Seller shall transfer cash or Additional Purchased Mortgage Loans to Buyer prior to 5:00 p.m. Dallas, Texas time on the date of such notice, and if such notice is given after 9:00 a.m. Dallas, Texas time, Seller shall transfer cash or Additional Purchased Mortgage Loans prior to 12:00 p.m. Dallas, Texas time on the Business Day following the date of such notice. All cash required to be delivered to Buyer pursuant to this Paragraph 4(b) shall be deposited by Seller into the Seller’s Operating Account. Buyer’s election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any other time a Margin Deficit exists. (c) Margin Excess. If on any day after Seller has transferred cash or Additional Purchased Mortgage Loans to Buyer pursuant to Paragraph 4(b), the sum of (i) the cash paid to Buyer and (ii) the aggregate of the Margin Amounts of all Purchased Mortgage Loans for all Transactions at that time, including any such Additional Purchased Mortgage Loans, exceeds the sum of the outstanding Purchase Prices for all outstanding Transactions at that time, then at the request of Seller, Buyer shall return a portion of the cash or Additional Purchased Mortgage Loans to Seller so that the remaining sum of (i) and (ii) does not exceed the sum of the outstanding Purchase Prices for all outstanding Transactions at that time; provided that the sum of the cash plus the value of Additional Purchased Mortgage Loans returned shall be strictly limited to an amount, after the return of which, no Margin Deficit will exist.

Master Repurchase Agreement – Page 21 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (d) Market Value Determinations. Buyer may determine the Market Value of any Purchased Mortgage Loans from time to time and with such frequency and taking into consideration such factors, as it may elect, in its sole discretion, including, but not limited to, current market conditions and the fact that the Purchased Mortgage Loans may be sold or otherwise disposed of under circumstances where Seller is in default under this Agreement; provided that a Market Value of zero shall be assigned to any Purchased Mortgage Loan that, at the time of determination, is not an Eligible Mortgage Loan. Buyer’s determination of Market Value shall be conclusive upon the Parties. 5. Accounts; Income Payments (a) Accounts. Prior to the date hereof, Seller shall establish or cause to be established each of Seller’s Accounts at Financial Institution. Seller’s taxpayer identification number will be designated as the taxpayer identification number for each of Seller’s Accounts and Seller shall be responsible for reporting and paying taxes on any income earned with respect to Seller’s Accounts. Seller agrees that Financial Institution may comply with instructions originated by Buyer directing disposition of the funds in the Accounts without further consent of Seller. Employees of Buyer shall be signers with respect to the Accounts. Pursuant to Paragraph 6, Seller has pledged, assigned, transferred and granted a security interest to Buyer in all Accounts in which Seller has rights or power to transfer rights and all Accounts in which Seller later acquires ownership, other rights or the power to transfer rights. Seller and Buyer hereby agree that Buyer has “control” of the Accounts within the meaning of Section 9-104 of the UCC. Any provision hereof to the contrary notwithstanding and for the avoidance of doubt, Seller agrees and acknowledges that Buyer is not required to return funds on deposit in an Account to Seller if any amounts are owed to Buyer hereunder by Seller. (b) Cash Pledge Account. On or prior to the date hereof, Seller shall deposit the Required Amount (as defined in, and if required by, the Terms Annex) into the Cash Pledge Account. Seller shall cause an amount not less than the Required Amount to be on deposit in the Cash Pledge Account at all times. If on any Remittance Date, the amount on deposit in the Cash Pledge Account is greater than the Required Amount, provided that no Default or Event of Default has occurred, upon Seller’s request such excess will be disbursed to Seller on such Remittance Date after application by Buyer to the payment of any amounts owing by Seller to Buyer on such date. At any time upon or after the occurrence of an Event of Default, Buyer, in its sole discretion, may apply the amounts on deposit in the Cash Pledge Account in accordance with the provisions of Paragraph 5(f). Although Seller may cause amounts to be deposited into the Cash Pledge Account, Seller agrees that the Cash Pledge Account shall be under the sole dominion and control of Buyer and Seller shall have no right or authority to withdraw or otherwise give any directions with respect to the Cash Pledge Account or the disposition of any funds held in the Cash Pledge Account. Notwithstanding anything to the contrary contained herein, this Paragraph 8(b) is only applicable to the extent a Cash Pledge Account is required by Buyer. (c) This subsection left intentionally blank. (d) This subsection left intentionally blank.

Master Repurchase Agreement – Page 22 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (e) Seller’s Operating Account. The Seller’s Operating Account shall be used for the purposes of (i) Seller’s funding of any shortfall between (x) the proceeds of a Purchased Mortgage Loan to be disbursed at its Origination and (y) the Purchase Price to be paid by Buyer for that Purchased Mortgage Loan; (ii) Seller’s payment of any excess between (x) the Repurchase Price for a Purchased Mortgage Loan (including accrued Price Differential, and as reduced by the amount of any income in respect of the related Purchased Mortgage Loan deposited in the income Account and retained by Buyer) and (y) the amount received by Buyer from the applicable Approved Takeout Investor in connection with the repurchase of that Purchased Mortgage Loan; and (iii) Payment of curtailments as may be required under Paragraph 3(e). Funds deposited by Seller in the Seller’s Operating Account to cover the shortfall, if any, referred to in clause (i) of the immediately preceding sentence will be disbursed to the Settlement Agent together with the Purchase Price for closing of the Origination of the related Purchased Mortgage Loan. Funds deposited by Seller in the Seller’s Operating Payment Account to pay the excess amount, if any, referred to in clause (ii) of the immediately preceding sentence will be withdrawn from the Seller’s Operating Account by Buyer, aggregated with the amount received by Buyer from the applicable Approved Takeout Investor and together retained by Buyer as payment of the Repurchase Price for the related Purchased Mortgage Loan. If the funds on deposit in the Seller’s Operating Account are insufficient to fund any such Origination shortfall described in clause (i) of the first sentence of this Paragraph 5(e), or to pay any such excess amount described in clause (ii) of that same sentence, Seller shall pay the amount of such shortfall or excess, as the case may be, on the date such payment is due by wire transfer of such amount to the Seller’s Operating Account. At any time after the occurrence and during the continuance of an Event of Default, Buyer, in its sole discretion, may apply the amounts on deposit in the Seller’s Operating Account in accordance with the provisions of Paragraph 5(f). (f) Application of Funds. After the occurrence and during the continuance of an Event of Default, at such times as Buyer may direct in its sole discretion, Buyer shall apply all amounts on deposit in all or any of the Accounts in the same order and manner as is provided in Paragraph 11(d) for proceeds of dispositions of Purchased Mortgage Loans after an Event of Default. (g) This subsection left intentionally blank. (h) Seller’s Obligations. Nothing in this Paragraph 5 or elsewhere in this Agreement shall relieve Seller from its obligations to pay the Repurchase Price on the applicable Repurchase Date and to satisfy any other payment obligation of Seller hereunder or under any other Transaction Document. 6. Security Interest; Assignment of Takeout Commitments (a) Security Interest. Although the Parties intend that all Transactions be absolute sales and purchases and not loans, to secure the payment and performance by Seller of its obligations, liabilities and indebtedness under each such Transaction and Seller’s obligations, liabilities and indebtedness under this Agreement and the other Transaction Documents, Seller hereby pledges, assigns, transfers and grants to Buyer a security interest in the Mortgage Assets in which Seller has rights or power to transfer rights and all of the Mortgage Assets in which Seller later acquires ownership, other rights or the power to transfer rights. “Mortgage Assets” means (i) the Purchased Mortgage Loans with respect to all Transactions hereunder (including, without limitation, all

Master Repurchase Agreement – Page 23 (Rev. 03/09/2022) HB: 4860-6056-1208.9 Servicing Rights with respect thereto), (ii) all Servicing Records, Loan Files, Mortgage Loan Documents, including, without limitation, the Mortgage Note and Mortgage, and all of Seller’s claims, liens, rights, title and interests in and to the Mortgaged Property related to such Purchased Mortgage Loans, (iii) all Liens securing repayment of such Purchased Mortgage Loans, (iv) all income with respect to such Purchased Mortgage Loans, (v) the Accounts, (vi) the Takeout Commitments and Takeout Agreements, if applicable and to the extent Seller’s rights thereunder relate to the Purchased Mortgage Loans, (vii) all hedging arrangements, if any, relating to the Purchased Mortgage Loans and (vii) all proceeds of the foregoing. Seller hereby authorizes Buyer to file such financing statements and amendments relating to the Mortgage Assets as Buyer may deem appropriate, and hereby irrevocably appoints Buyer as Seller’s attorney-in-fact to take such other actions as Buyer deems necessary or appropriate to perfect and continue the Lien granted hereby and to protect, preserve and realize on the Mortgage Assets (this appointment is coupled with an interest). Seller shall pay all fees and expenses associated with perfecting such Liens including, without limitation, the cost of filing financing statements and amendments under the UCC, registering each Purchased Mortgage Loan with MERS and registering Buyer as either “interim funder” or owner thereof on the MERS® System and recording assignments of the Mortgages as and when required by Buyer in its sole discretion. (b) Assignment of Takeout Commitment. If a Takeout Commitment is required by Buyer, the sale of each Mortgage Loan to Buyer shall include Seller’s rights (but none of the obligations) under the applicable Takeout Commitment and Takeout Agreement to deliver the Mortgage Loan to the Approved Takeout Investor and to receive the net sum therefor specified in the Takeout Commitment from the Approved Takeout Investor. Effective on and after the Purchase Date for each Mortgage Loan purchased by Buyer hereunder, Seller assigns to Buyer, free and clear of any Lien, all of Seller’s right, title and interest in any applicable Takeout Commitment and Takeout Agreement for such Mortgage Loan; provided that Buyer shall not assume or be deemed to have assumed any of the obligations of Seller under any Takeout Agreement or Takeout Commitment. 7. Conditions Precedent (a) Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent: (i) on or before the date hereof, Seller shall deliver or cause to be delivered each of the documents listed on Exhibit E in form and substance satisfactory to Buyer and its counsel; (ii) as of the date hereof, there has been no Material Adverse Effect on the financial condition of Seller or Guarantor since the most recent financial statements of such Person delivered to Buyer; (iii) as of the date hereof, no material action, proceeding or investigation shall have been instituted or threatened, nor shall any material order, judgment or decree have been issued or proposed to be issued by any Governmental Authority with respect to Seller or Guarantor;

Master Repurchase Agreement – Page 24 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (iv) Seller shall have delivered to Buyer opinions of counsel substantially in the form of Exhibit F and in form and substance satisfactory to Buyer and its counsel; (v) Seller shall have delivered to Buyer such other documents, opinions of counsel and certificates as Buyer may reasonably request; (vi) Seller shall have established the Accounts at Financial Institution and shall have deposited the Required Amount to the Cash Pledge Account, if a Cash Pledge Account is required by Buyer; (vii) on or before the date hereof, Seller shall have paid to the extent due all fees and out-of-pocket costs and expenses required to be paid under this Agreement or any other Transaction Document; (viii) This subsection left intentionally blank. (ix) This subsection left intentionally blank. (b) Conditions Precedent to Each Transaction. Buyer’s obligation to pay the Purchase Price for each Transaction shall be subject to the satisfaction of each of the following conditions precedent: (i) with respect to each Purchase Date, Seller shall have delivered to Buyer a Confirmation and the Loan Purchase Detail with respect to the Purchased Mortgage Loans subject to such Transaction; (ii) in the case of a Mortgage Loan subject to a Wet Funding, Buyer shall have received the documents described in items (i) through (iv) of the definition of Loan File, and, in the case of any other Mortgage Loan subject to such Transaction, Buyer shall have received the complete Loan File for such Mortgage Loan, in each case in form and substance satisfactory to Buyer; (iii) no Default or Event of Default shall have occurred and be continuing; (iv) no Margin Deficit shall exist either before or after giving effect to such Transaction; (v) this Agreement and each of the other Transaction Documents shall be in full force and effect, and the Termination Date shall not have occurred; (vi) each Mortgage Loan subject to such Transaction is an Eligible Mortgage Loan; (vii) each of Seller’s and Guarantor’s representations and warranties in this Agreement and each of the other Transaction Documents to which it is a party and in any Officer’s Certificate delivered to Buyer in connection therewith shall be true and correct on and as of the date hereof and such Purchase Date, with the same effect as though such representations and warranties had been made on and as of such date (except for those

Master Repurchase Agreement – Page 25 (Rev. 03/09/2022) HB: 4860-6056-1208.9 representations and warranties and Officer’s Certificates which are specifically made only as of a different date, which representations and warranties and Officer’s Certificates shall be correct on and as of the date made), and Seller and Guarantor shall have complied with all the agreements and satisfied all the conditions under this Agreement, each of the other Transaction Documents and the Mortgage Loan Documents to which it is a party on its part to be performed or satisfied at or prior to the related Purchase Date; (viii) no Requirement of Law would prohibit the consummation of any transaction contemplated hereby, or would impose limits on the amounts that Buyer may legally receive or would impose a material tax or levy on such Transaction or the Purchase Price, Repurchase Price or any payments received in respect thereof; (ix) no action, proceeding or investigation shall have been instituted or threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the consummation of any Transaction contemplated hereby or seeking material damages against Buyer in connection with the transactions contemplated by the Transaction Documents; (x) the Purchase Date for each Mortgage Loan proposed to be included in such Transaction shall be no later than the Business Day next following its Origination Date unless Buyer, acting in its sole discretion, shall approve a later Purchase Date; (xi) Buyer shall have determined that the amounts on deposit in the Seller’s Operating Account are sufficient to fund any shortfall between the proceeds of a Purchased Mortgage Loan to be funded at its Origination and the Purchase Price to be paid by Buyer for that Mortgage Loan, after taking into account the other obligations of Seller to be satisfied with the amounts on deposit in the Seller’s Operating Account on such Purchase Date; (xii) after giving effect to such Transaction, the aggregate Purchase Price for all outstanding Transactions will not exceed the Facility Amount; (xiii) Buyer shall have received such other documents, information, reports and certificates as it shall have reasonably requested; and (xiv) Seller shall have deposited the amounts required by Paragraph 5 into each of the Cash Pledge Account, if required by Buyer, and the Seller’s Operating Account. (c) The acceptance by Seller, or by any Settlement Agent at the direction of Seller, of any Purchase Price proceeds shall be deemed to constitute a representation and warranty by Seller that the foregoing conditions have been satisfied. 8. Segregation of Documents Relating to Purchased Mortgage Loans All documents in the possession of Seller relating to Purchased Mortgage Loans shall be segregated from other documents and securities in its possession and shall be identified as being subject to this Agreement. Segregation may be accomplished by appropriate identification on the

Master Repurchase Agreement – Page 26 (Rev. 03/09/2022) HB: 4860-6056-1208.9 books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Mortgage Loans (including, without limitation, the Servicing Rights) shall pass to Buyer on the Purchase Date and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise selling, transferring, pledging or hypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Mortgage Loans or other Mortgage Loans with substantially identical terms to Seller pursuant to Paragraph 3(f), 4(c) or 21(b). 9. Representations and Warranties. (a) To induce Buyer to enter into this Agreement and the Transactions hereunder, Seller represents and warrants as of the date of this Agreement and as of each Purchase Date that each of the following statements is and shall remain true and correct throughout the term of this Agreement and until all obligations, liabilities and indebtedness of Seller under this Agreement and the other Transaction Documents are paid in full. (i) Representations and Warranties Concerning Purchased Mortgage Loans. By each delivery of a Confirmation, Seller shall be deemed, as of the Purchase Date of the described sale of each Purchased Mortgage Loan (or, if another date is expressly provided in such representation or warranty, as of such other date), and as of each date thereafter that such Purchased Mortgage Loan remains subject to this Agreement, to represent and warrant that each Purchased Mortgage Loan sold to Buyer is an Eligible Mortgage Loan. (ii) Organization and Good Standing; Subsidiaries. Seller is a corporation, limited liability company or partnership, as specified on its signature page to this Agreement, duly organized, validly existing and in good standing under the laws of the jurisdiction under which it was organized, has full legal power and authority to own its property and to carry on its business as currently conducted, and is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of Seller or its Subsidiaries, if any. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its organization and in each jurisdiction in which Seller or a Subsidiary transacts business. Seller has no Subsidiaries except those identified by Seller to Buyer in Exhibit G. With respect to Seller and each such Subsidiary, Exhibit G correctly states its name as it appears in its articles of formation filed in the jurisdiction of its organization, address, place of organization, each state in which it is qualified as a foreign corporation or entity, and in the case of the Subsidiaries, the percentage ownership (direct or indirect) of Seller in such Subsidiary. (iii) Authority and Capacity. Seller has all requisite power, authority and capacity to enter into this Agreement and each other Transaction Document and to perform the obligations required of it hereunder and thereunder. This Agreement constitutes a valid and legally binding agreement of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization,

Master Repurchase Agreement – Page 27 (Rev. 03/09/2022) HB: 4860-6056-1208.9 conservatorship and similar laws, and by equitable principles. No consent, approval, authorization, license or order of or registration or filing with, or notice to, any Governmental Authority is required under any Requirement of Law prior to the execution, delivery and performance of or compliance by Seller with this Agreement or any other Transaction Document or the consummation by Seller of any transaction contemplated thereby, except for those which have already been obtained by Seller, and the filings and recordings in respect of the Liens created pursuant to this Agreement and the other Transaction Documents. If Seller is a depository institution, this Agreement is a part of, and will be maintained in, Seller’s official records. (iv) No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with its terms and conditions, shall conflict with or result in the breach of, or constitute a default under, or result in the creation or imposition of any Lien of any nature upon the properties or assets of Seller under, any of the terms, conditions or provisions of Seller’s organizational documents, or any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which Seller is now a party or by which it is bound (other than this Agreement). (v) Performance. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform, and Seller intends to perform, each and every covenant which it is required to perform under this Agreement and the other Transaction Documents. (vi) Ordinary Course Transaction. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller, and neither the sale, transfer, assignment and conveyance of Mortgage Loans to Buyer nor the pledge, assignment, transfer and granting of a security interest to Buyer in the Mortgage Assets, by Seller pursuant to this Agreement is subject to the bulk transfer or any similar Requirement of Law in effect in any applicable jurisdiction. (vii) Litigation; Compliance with Laws. There is no Litigation pending or, to Seller’s knowledge threatened, that could reasonably be expected to cause a Material Adverse Effect or that might materially and adversely affect the Mortgage Loans sold or to be sold pursuant to this Agreement, except as referenced in Altisource Asset Management Corporation’s SEC filings. Seller has not violated any Requirement of Law applicable to Seller which, if violated, would materially and adversely affect the Mortgage Loans to be sold pursuant to this Agreement or could reasonably be expected to have a Material Adverse Effect. (viii) Statements Made. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this

Master Repurchase Agreement – Page 28 (Rev. 03/09/2022) HB: 4860-6056-1208.9 Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Transaction Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby. (ix) Approved Company. Seller currently holds all approvals, authorizations and other licenses from the Approved Takeout Investors and the Agencies required under the Takeout Guidelines (or otherwise) to Originate, purchase, hold, service and sell Mortgage Loans of the types to be offered for sale to Buyer hereunder. (x) Fidelity Bonds. Seller has purchased fidelity bonds and policies of insurance, all of which are in full force and effect, insuring Seller, Buyer and the successors and assigns of Buyer in the greatest of (a) [ ], (b) the amount required by the Approved Takeout Investor and (c) the amount required by any other Takeout Guidelines, against loss or damage from any breach of fidelity by Seller or any officer, director, employee or agent of Seller, and against any loss or damage from loss or destruction of documents, fraud, theft or misappropriation, or errors or omissions. (xi) Solvency. Both as of the date hereof and immediately after giving effect to each Transaction hereunder, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller in accordance with GAAP) of Seller, and Seller is solvent, is able to pay and intends to pay its debts as they mature and does not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not transferring any Loans with any intent to hinder, delay or defraud any Person. (xii) Reporting. In its financial statements, Seller intends to report each sale of a Mortgage Loan hereunder as a financing in accordance with GAAP. Seller has been advised by or confirmed with its independent public accountants that such sales can be so reported under GAAP on its financial statements. (xiii) Financial Condition. The balance sheets of Seller provided to Buyer pursuant to Paragraph 10(g) (and, if applicable, its Subsidiaries, on a consolidated and consolidating basis) as at the dates of such balance sheets, and the related statements of income, changes in stockholders’ equity and cash flows for the periods ended on the dates of such balance sheets heretofore furnished to Buyer, fairly present the financial condition of Seller and its Subsidiaries as of such dates and the results of its and their operations for the periods ended on such dates. On the dates of such balance sheets, Seller had no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against on, said balance sheets and related statements, and at the

Master Repurchase Agreement – Page 29 (Rev. 03/09/2022) HB: 4860-6056-1208.9 present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyer in writing. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the date of such balance sheet, there has been no Material Adverse Effect, nor is Seller aware of any state of facts particular to Seller which (with or without notice or lapse of time or both) could reasonably be expected to result in any such Material Adverse Effect. (xiv) Regulation U. Seller is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and no part of the proceeds of any sales made hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. (xv) Investment Company Act. Neither Seller nor any of its Subsidiaries is an “investment company” or controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. (xvi) Agreements. Neither Seller nor any of its Subsidiaries is a party to any agreement, instrument or indenture, or subject to any restriction, materially or adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Paragraph 10(g). None of Seller’s Subsidiaries is subject to any dividend restriction imposed by a Governmental Authority other than those under applicable statutory law. Neither Seller nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or indenture which default could reasonably be expected to result in a Material Adverse Effect. No holder of any Debt of Seller or of any of its Subsidiaries has given notice of any alleged default thereunder, or, if given, the same has been cured or will be cured by Seller or the relevant Subsidiary within the cure period provided therein. No Act of Insolvency with respect to Seller, any of its Subsidiaries or any Guarantor, or any of their respective properties is pending, contemplated or, to the knowledge of Seller, threatened. (xvii) Title to Properties. Seller and each Subsidiary of Seller has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Paragraph 10(g), and all such properties and assets are free and clear of all Liens except (i) the lien of current (nondelinquent) real and personal property taxes and assessments, (ii) covenants, conditions and restrictions, rights or way, easements and other similar matters to which like properties and assets are commonly subject that do not materially interfere with the use of the property or asset as it is currently being used and (iii) such other Liens as are disclosed in such financial statements and not prohibited under this Agreement. (xviii) ERISA. All plans (“Plans”) of a type described in Paragraph 3(3) of ERISA in respect of which Seller or any Subsidiary of Seller is an “employer,” as defined in Paragraph 3(5) of ERISA, are in substantial compliance with ERISA, and none of such

Master Repurchase Agreement – Page 30 (Rev. 03/09/2022) HB: 4860-6056-1208.9 Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Paragraph 412 of the IRC, and neither Seller nor any Subsidiary of Seller has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Paragraphs 4062, 4063, 4064, 4201 or 4204 of ERISA. No proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to Seller or a Subsidiary of Seller of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Paragraphs of ERISA. No Plan or trust forming a part thereof has been terminated since December 1, 1974. (xix) Proper Names. Seller does not operate in any jurisdiction under a trade name, division, division name or name other than those names previously disclosed in writing by Seller to Buyer, and all such names are utilized by Seller only in the jurisdiction(s) identified in such writing. The only names used by Seller in its tax returns for the last ten (10) years are set forth in Exhibit K. (xx) No Undisclosed Liabilities. Other than as disclosed in the financial statements delivered pursuant to Paragraph 10(g), Seller does not have any liabilities or Debt, direct or contingent. (xxi) Tax Returns and Payments. All federal, state and local income, excise, property and other tax returns required to be filed with respect to Seller’s operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions); all such returns are true and correct; all taxes, assessments, fees and other governmental charges upon Seller, and Seller’s Subsidiaries and upon their respective properties, income or franchises, which are, or should be, shown to be due and payable on such tax returns have been paid, including, without limitation, all Federal Insurance Contributions Act (FICA) payments and withholding taxes, if appropriate, other than those which are being contested in good faith by appropriate proceedings, diligently pursued and as to which Seller has established adequate reserves determined in accordance with GAAP, consistently applied. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Paragraph 10(g) are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of Seller and its Subsidiaries, accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which Seller and Seller’s Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person. (xxii) No Warrants; Shares Valid, Paid and Non-assessable. Seller has not issued, and does not have outstanding, any warrants, options, rights or other obligations to issue or purchase any shares of its capital stock or other securities (or other equity equivalent). The outstanding shares of capital stock (or other equity equivalent) of Seller have been duly authorized and validly issued and are fully paid and non-assessable. (xxiii) Credit Information. Seller has full right and authority and is not precluded by law or contract from furnishing to Buyer the applicable consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) and all other credit information relating

Master Repurchase Agreement – Page 31 (Rev. 03/09/2022) HB: 4860-6056-1208.9 to each Purchased Mortgage Loan sold hereunder, and Buyer will not be precluded from furnishing such materials to the related Approved Takeout Investor by such laws. Neither the foregoing nor any other provision of this Agreement or any other Transaction Document shall be construed to impose any obligation on Buyer to keep the above described materials confidential or to otherwise comply with the Fair Credit Reporting Act or any similar laws. (xxiv) No Discrimination. Seller makes credit accessible to all qualified applicants in accordance with all Requirements of Law. Seller has not discriminated, and will not discriminate, against credit applicants on the basis of any prohibited characteristic, including race, color, religion, national origin, sex, marital or familial status, age (provided that the applicant has the ability to enter into a binding contract), handicap, sexual orientation or because all or part of the applicant’s income is derived from a public assistance program or because of the applicant’s good faith exercise of rights under the Federal Consumer Protection Act. Furthermore, Seller has not discouraged, and will not discourage, the completion of any credit application based on any of the foregoing prohibited bases. In addition, Seller has complied with all anti-redlining provisions and equal credit opportunity laws applicable under all Requirements of Law. (xxv) Home Ownership and Equity Protection Act. There is no litigation, proceeding or governmental investigation existing or pending or to the knowledge of Seller threatened, or any order, injunction or decree outstanding against or relating to Seller, relating to any violation of the Home Ownership and Equity Protection Act or any state, city or district high cost home mortgage or predatory lending law. (xxvi) Place of Business and Formation. The principal place of business of Seller is located at the address set forth for Seller in Paragraph 14. As of the date hereof, and during the four (4) months immediately preceding that date, the chief executive office of Seller and the office where it keeps its financial books and records relating to its property and all contracts relating thereto and all accounts arising therefrom is and has been located at the address set forth for Seller in Paragraph 14. As of the date hereof, Seller’s jurisdiction of organization is the state specified in Paragraph 14. (xxvii) No Adverse Selection. Seller used no selection procedures that identified the Purchased Mortgage Loans offered to Buyer for purchase hereunder as being less desirable or valuable than other comparable Mortgage Loans owned by Seller. (xxviii) MERS. Each Approved Takeout Investor is a member of MERS in good standing, except as Buyer may approve in writing in its sole discretion. (xxix) Seller is Principal. Seller is engaging in the Transactions as a principal. (xxx) No Default. No Default or Event of Default has occurred. (b) Mortgage Loan Representations. Seller represents and warrants to Buyer that (i) each Purchased Mortgage Loan is an Eligible Mortgage Loan on and as of the Purchase Date therefor, (ii) each Mortgage Loan to be transferred from Seller to Buyer as an Additional Purchased Mortgage Loan is an Eligible Mortgage Loan on and as of the date of transfer thereof and (iii) each

Master Repurchase Agreement – Page 32 (Rev. 03/09/2022) HB: 4860-6056-1208.9 Purchased Mortgage Loan identified as an Eligible Mortgage Loan by Seller in any report or other information delivered to Buyer is an Eligible Mortgage Loan. Seller further makes the representations and warranties regarding each Purchased Mortgage Loan (including each Additional Purchased Mortgage Loan) as are set forth in Exhibit B. (c) Survival of Representations. All the representations and warranties made by Seller to Buyer in this Agreement are binding on Seller regardless of whether the subject matter thereof was under the control of Seller or a third party. Seller acknowledges that Buyer will rely upon all such representations and warranties with respect to each Purchased Mortgage Loan purchased by Buyer hereunder, and Seller makes such representations and warranties in order to induce Buyer to purchase the Mortgage Loans. The representations and warranties by Seller in this Agreement with respect to a Purchased Mortgage Loan shall be unaffected by, and shall supersede and control over, any provision in any existing or future endorsement of any Purchased Mortgage Loan or in any assignment with respect to such Purchased Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty. All Seller representations and warranties shall survive delivery of the Loan Files and the Confirmations, purchase by Buyer of Purchased Mortgage Loans, transfer of the servicing for the Purchased Mortgage Loans to a successor servicer, delivery of Purchased Mortgage Loans to an Approved Takeout Investor, repurchases of the Purchased Mortgage Loans by Seller and termination of this Agreement. The representations and warranties of Seller in this Agreement shall inure to the benefit of Buyer and its successors and assigns, notwithstanding any examination by Buyer of any Mortgage Loan Documents, related files or other documents delivered to Buyer. 10. Seller’s Covenants. Seller shall perform, and shall cause each of its Subsidiaries to perform, the following duties at all times during the term of this Agreement: (a) Maintenance of Existence; Conduct of Business. Seller and each of its Subsidiaries shall preserve and maintain its existence in good standing and all of its rights, privileges, licenses and franchises necessary in the normal conduct of its business, including without limitation its eligibility as lender, seller/servicer and issuer described under subparagraph 9(a)(ix); and each of Seller and its Subsidiaries shall conduct its business in an orderly and efficient manner and shall keep adequate books and records of its business activities, and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement. Seller will not make any material change in its accounting treatment and reporting practices except as required by GAAP. Seller will remain a member of MERS in good standing. (b) Compliance with Applicable Laws. Seller and each of its Subsidiaries shall comply with all Requirements of Law, a breach of which would or could reasonably be expected to adversely affect the Mortgage Loans to be sold pursuant to this Agreement, or that could reasonably be expected to result in a Material Adverse Effect except where contested in good faith and by appropriate proceedings, and with adequate book reserves determined in accordance with GAAP, consistently applied, established therefor. Seller and each of its Subsidiaries shall comply with all Requirements of Law applicable to it and the Purchased Mortgage Loans or any part thereof (including, without limitation, any Agency Guidelines, all anti-money laundering laws and

Master Repurchase Agreement – Page 33 (Rev. 03/09/2022) HB: 4860-6056-1208.9 regulations, including, without limitation, the USA Patriot Act of 2001, as amended, the GLB Act and all consumer protection laws and regulations). (c) Inspection of Properties and Books. Seller shall permit authorized representatives of Buyer to (i) discuss the business, operations, assets and financial condition of Seller and Seller’s Subsidiaries with their officers and employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, (ii) inspect all of Seller’s property and all related information and reports, and (iii) audit Seller’s operations to ensure compliance with the terms of the Transaction Documents, the GLB Act and other privacy laws and regulations, all at Seller’s expense and at such reasonable times as Buyer may request. Seller will provide its accountants with a photocopy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of Buyer or any authorized representatives of Buyer may address to them in reference to the financial condition or affairs of Seller and Seller’s Subsidiaries. Seller may have its representatives in attendance at any meetings between the officers or other representatives of Buyer and Seller’s accountants held in accordance with this authorization. (d) Notices. Seller will promptly notify Buyer of the occurrence of any of the following and shall provide such additional documentation and cooperation as Buyer may request with respect to any of the following: (i) any change in the business address and/or telephone number of Seller, any Subsidiary of Seller or any Guarantor; (ii) any merger, consolidation or reorganization of Seller, any Subsidiary of Seller or any Guarantor, or any changes in the ownership of Seller, any Subsidiary of Seller or any Guarantor by direct or indirect means. “Indirect” means any change in ownership of a controlling interest of the relevant Person’s direct or indirect parent; (iii) any change of the name or jurisdiction of organization of Seller, any Subsidiary of Seller or any Guarantor; (iv) any significant adverse change in the financial position of Seller, any Subsidiary of Seller or any Guarantor; (v) entry of any court judgment or regulatory order in which Seller, any Subsidiary of Seller or any Guarantor is or may be required to pay a claim or claims which could have a material adverse effect on the financial condition of Seller, any Subsidiary of Seller or any Guarantor, on the ability of Seller, any Subsidiary of Seller or any Guarantor to perform its obligations under any Transaction Document, or on the ability of Seller, any Subsidiary of Seller or any Guarantor to continue its operations in a manner similar to its current operations; (vi) the filing of any petition, claim or lawsuit against Seller, any Subsidiary of Seller or any Guarantor which could have a material adverse effect on the financial condition of Seller, any Subsidiary of Seller or any Guarantor, on the ability of Seller, any Subsidiary of Seller or any Guarantor to perform its obligations under any

Master Repurchase Agreement – Page 34 (Rev. 03/09/2022) HB: 4860-6056-1208.9 Transaction Document, or on the ability of Seller, any Subsidiary of Seller or any Guarantor to continue its operations in a manner similar to its current operations; (vii) Seller, any Subsidiary of Seller or any Guarantor admits to committing, or is found to have committed, a material violation of any Requirement of Law relating to its business operations, including but not limited to, its loan generation, sale or servicing operations; (viii) the initiation of any investigations, audits, examinations or reviews of Seller, any Subsidiary of Seller or any Guarantor by any Agency, Governmental Authority, trade association or consumer advocacy group relating to the Origination, sale or servicing of mortgage loans by Seller, any Subsidiary of Seller or any Guarantor or the business operations of Seller, any Subsidiary of Seller or any Guarantor, with the exception of normally scheduled audits or examinations by the regulators of Seller, any Subsidiary of Seller or any Guarantor; (ix) any disqualification or suspension of Seller, any Subsidiary of Seller or any Guarantor by an Agency, including any notification or knowledge, from any source, of any disqualification or suspension, or any warning of any such disqualification or suspension or impending or threatened disqualification or suspension; (x) the occurrence of any actions, inactions or events upon which an Agency may, in accordance with Agency Guidelines, disqualify or suspend Seller, any Subsidiary of Seller or any Guarantor as a seller or servicer, including, but not limited to, those events or reasons for disqualification or suspension enumerated in Chapter 5 of the Freddie Mac Single Family Seller/Servicer Guide; (xi) the filing, recording or assessment of any federal, state or local tax Lien against Seller, any Subsidiary of Seller or any Guarantor, or any of their assets; (xii) any demand received from any investor in Mortgage Loans originated or sold by Seller that Seller buy back any Mortgage Loan (Seller shall provide a copy of each such demand to Buyer on the same day Buyer receives it or on the next Business Day at the latest); (xiii) any notice from any Approved Takeout Investor rejecting a Mortgage Loan tendered or delivered for sale to such Approved Takeout Investor, or notifying Seller of any early payoff of, or early default under, any Mortgage Loan originated or sold by Seller and requiring Seller to pay or perform any warranty or recourse obligation in respect thereto (Seller shall provide a copy of each such demand to Buyer within five (5) Business Days of Buyer’s receipt of it); (xiv) the occurrence of any Event of Default hereunder or the occurrence of any Default, (xv) the suspension, revocation or termination of any licenses or eligibility as described under subparagraph 9(a)(ix) of Seller, any Subsidiary of Seller or any Guarantor,

Master Repurchase Agreement – Page 35 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (xvi) any other action, event or condition of any nature which could reasonably be expected to result in a Material Adverse Effect or which, with or without notice or lapse of time or both, will constitute a default under any other agreement, instrument or indenture to which Seller, any Subsidiary of Seller or any Guarantor is a party or to which its properties or assets may be subject; or (xvii) any alleged breach by Buyer of any provision of this Agreement or of any of the other Transaction Documents. (e) Payment of Debt, Taxes, etc. (i) Seller shall pay and perform all obligations and Debt of Seller, and cause to be paid and performed all obligations and Debt of its Subsidiaries in accordance with the terms thereof, and pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon Seller, its Subsidiaries, or upon their respective income, receipts or properties, before the same shall become past due, as well as all lawful claims for labor, materials or supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; provided that Seller and its Subsidiaries shall not be required to pay obligations, Debt, taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which Seller or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued, if such proceedings do not involve any likelihood of the sale, forfeiture or loss of any such property or any interest therein while such proceedings are pending and if adequate book reserves determined in accordance with GAAP, consistently applied, are established therefor. (ii) (A) All payments made by Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority, excluding taxes imposed on (or measured by) Seller’s net income (however denominated) or capital, branch profits taxes, franchise taxes or any other tax imposed on the net income by the United States, a state or a foreign jurisdiction under the laws of which Seller is organized or of its applicable lending office, or any political subdivision thereof (collectively, “Taxes”), all of which shall be paid by Seller for its own account not later than the date when due. If Seller is required by any Requirement of Law to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date due, (c) deliver to Buyer, promptly, original tax receipts and other evidence satisfactory to Buyer of the payment when due of the full amount of such Taxes and (d) pay to Buyer such additional amounts as may be necessary so that such Buyer receives, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.

Master Repurchase Agreement – Page 36 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (B) In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with all applicable Requirements of Law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”). (C) Seller agrees to indemnify Buyer for the full amount of Taxes and Other Taxes (including additional amounts with respect thereto), and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Paragraph 10(e), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that Buyer shall have provided Seller with evidence, reasonably satisfactory to Seller, of payment of Taxes or Other Taxes, as the case may be. (f) Insurance. Seller shall, and shall cause its Subsidiaries to, maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as to satisfy prevailing Agency Guidelines requirements applicable to a qualified mortgage originating institution and with Seller’s policy endorsed with the Blanket Bond and E&O Required Endorsement; (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies acceptable to Buyer, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within thirty (30) days after notice from Buyer, obtain such additional insurance as Buyer shall reasonably require, all at the sole expense of Seller. Photocopies of such policies shall be furnished to Buyer without charge upon obtaining such coverage or any renewal of or modification to such coverage. (g) Financial Statements and Other Reports. Seller shall deliver or cause to be delivered to Buyer: (i) As soon as available and in any event not later than thirty (30) days after the end of each quarter of Seller’s fiscal year, statements of income and changes in stockholders’ equity and cash flow of Seller (and, if applicable, Seller’s Subsidiaries on a consolidated and consolidating basis) for the immediately preceding quarter, and related balance sheet(s) as at the end of the immediately preceding quarter, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified as to the fairness of presentation by the chief financial officer of Seller, subject, however, to normal year-end audit adjustments; (ii) As soon as available and in any event not later than ninety (90) days after Seller’s fiscal year end, statements of income, changes in stockholders’ equity and cash flows of Seller (and, if applicable, Seller’s Subsidiaries on a consolidated basis) for the preceding fiscal year, the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and accompanied by an opinion in form and substance satisfactory to Buyer and prepared by an accounting firm reasonably satisfactory to Buyer, or other

Master Repurchase Agreement – Page 37 (Rev. 03/09/2022) HB: 4860-6056-1208.9 independent certified public accountants of recognized standing selected by Seller and acceptable to Buyer, as to said financial statements and a certificate signed by the chief financial officer of Seller stating that said financial statements fairly present the financial condition, results and cash flows of operations of Seller (and, if applicable, Seller’s Subsidiaries on a consolidated basis) as at the end of, and for, such year; (iii) Together with each delivery of financial statements required in this Paragraph 10(g), a Compliance Certificate executed by the chief financial officer of Seller; (iv) Upon request from Buyer, and, if not requested, by attaching to the next Compliance Certificate, photocopies of each “report card” or performance report received from Seller’s correspondents or takeout investors summarizing volumes by type of Mortgages sold by Buyer, their quality, FICO score brackets of the related Mortgagors, related outstanding documents experience, registrations, pull throughs and other information regarding such Mortgages; (v) Photocopies of all regular or periodic financial and other reports, if any, which Seller, any Subsidiary of Seller or any Guarantor shall file with the SEC or any other Governmental Authority (other than routine tax and corporate or organizational filings), not later than five (5) days after filing, (vi) Photocopies of any audits completed by any Agency of Seller, any Subsidiary of Seller or any Guarantor, not later than five (5) days after receiving such audit; (vii) If Seller is interim servicing any Purchased Mortgage Loans, then not less frequently than once every week (and more often if requested by Buyer), a report in form and substance satisfactory to Buyer summarizing the Hedging Arrangements, if any, then in effect with respect to all Mortgage Loans, if any, then owned by Buyer and interim serviced by Seller; and (viii) From time to time, with reasonable promptness, such further information regarding the Mortgage Assets, or the business, operations, properties or financial condition of Seller and any Guarantor as Buyer may reasonably request. (h) Limits on Distributions. Seller shall not pay, make or declare or incur any liability to pay, make or declare any dividend (excluding stock dividends) or other distribution, direct or indirect, on or on account of any shares of its stock (or equivalent equity interest) or any redemption or other acquisition, direct or indirect, of any shares of its stock (or equivalent equity interest) or of any warrants, rights or other options to purchase any shares of its stock (or equivalent equity interest), nor purchase, acquire, redeem or retire any stock (or equivalent equity interest) in itself whether now or hereafter outstanding, except that, so long as no Default or Event of Default exists at such time or will occur as a result of such payment, Seller may pay Permitted Dividends. (i) Use of NexBank’s Name. Seller shall and shall cause its Subsidiaries to, confine its use of Buyer’s logo and the “NexBank” name to those uses specifically authorized in advance by Buyer in writing. Except where required by the federal Real Estate Settlement Procedures Act or HUD’s Regulation X thereunder, or the Helping Families Save Their Homes Act of 2009, as amended from time to time, in no instance may Seller or any of its Subsidiaries disclose to any

Master Repurchase Agreement – Page 38 (Rev. 03/09/2022) HB: 4860-6056-1208.9 prospective Mortgagor, or the agents of the Mortgagor, that such Mortgagor’s Mortgage Loan will be offered for sale to Buyer. None of Seller or its Subsidiaries, if any, may use Buyer’s name or logo to obtain any mortgage-related services without the prior written consent of Buyer. (j) Reporting. In its financial statements, Seller will report each sale of a Mortgage Loan hereunder as a financing in accordance with GAAP. (k) Transactions with Affiliates. Seller will not and will not permit any of its Subsidiaries, if any, to (i) enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of Seller’s or such Subsidiary’s business and (c) upon fair and reasonable terms no less favorable to Seller or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person which is not an Affiliate, or (ii) make a payment that is not otherwise permitted by this Paragraph 10 to any Affiliate. (l) Defense of Title; Preservation of Mortgage Assets. Seller warrants and will defend the right, title and interest of Buyer in and to all Mortgage Assets against all adverse claims and demands of all Persons whomsoever. Seller shall do all things necessary to preserve the Mortgage Assets so that such Mortgage Assets remain subject to a first priority perfected Lien hereunder. Without limiting the foregoing, Seller will comply with all Requirements of Law applicable to Seller or relating to the Mortgage Assets and cause the Mortgage Assets to comply with all applicable Requirements of Law. Seller will not allow any default to occur for which Seller is responsible under any Mortgage Assets or any Transaction Documents and Seller shall fully perform or cause to be performed when due all of its obligations under any Mortgage Assets and the Transaction Documents. (m) Limitation on Sale of Assets. Seller shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, “Transfer”), all or substantially all of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any of its Subsidiaries to Transfer all or substantially all of its assets to any Person. (n) No Amendment or Compromise. Without Buyer’s prior written consent, none of Seller or those acting on Seller’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Mortgage Loans, any related rights or any of the Transaction Documents. (o) Loan Determined to be Defaulted or Defective. Upon discovery by Seller that any Purchased Mortgage Loan is a Defaulted Loan or a Defective Mortgage Loan, Seller shall promptly give notice of such discovery to Buyer. (p) Further Assurances. Seller agrees to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement and the other Transaction Documents, to perfect the interests of Buyer in the Mortgage

Master Repurchase Agreement – Page 39 (Rev. 03/09/2022) HB: 4860-6056-1208.9 Assets or to better assure and confirm unto Buyer its rights, powers and remedies hereunder and thereunder. (q) Only Permitted Debt. Seller shall not, and shall not permit any of its Subsidiaries to, incur, permit to exist or commit to incur any Debt that has not been approved by Buyer in writing in advance, except the following (collectively, “Permitted Debt”): (i) Seller’s obligations under this Agreement and the other Transaction Documents; (ii) obligations to pay taxes; (iii) liabilities for accounts payable, non-capitalized equipment or operating leases and similar liabilities, but only if incurred in the ordinary course of business; (iv) accrued expenses, deferred credits and loss contingencies that are properly classified as liabilities under GAAP; (v) Debt incurred in the ordinary course of business to hedge the risk of interest rate fluctuations of Seller’s portfolio or pipeline of Mortgage Loans; and (vi) other Debt approved by Buyer, including the Permitted Debt, if any, described in the Terms Annex (Buyer shall have no obligation to approve any other Debt, and may approve or disapprove it, in writing or otherwise, in the Buyer’s sole and absolute discretion). (r) Reserved. (s) No Guaranties. Without the prior written consent of Buyer, Seller shall not, and shall not permit any of its Subsidiaries to, guaranty any Debt other than Debt incurred by a Subsidiary for a warehouse or repurchase facility for Mortgage Loans. (t) Underwriting Guidelines. Seller will underwrite each Mortgage Loan offered for sale to Buyer hereunder in compliance with Agency Guidelines and, to the extent a Takeout Commitment is required by Buyer, in compliance with the Takeout Guidelines of the Approved Takeout Investor to whom such Mortgage Loan is intended to be sold, and with the underwriting requirements of the Takeout Commitment that covers such Mortgage Loan. (u) No Mergers, Acquisitions, Subsidiaries. Seller will not, and will not permit any of its Subsidiaries to, consolidate or merge with or into any entity (unless Seller is the surviving entity and any of Seller’s Subsidiaries may merge with or into Seller), consolidate, acquire any interest in any Person or create, form or acquire any Subsidiary not listed in Exhibit G. (v) UCC. Seller will not change its name, identity, corporate structure or location (within the meaning of Paragraph 9-307 of the UCC) unless it shall have (i) given Buyer at least forty-five (45) days’ prior written notice thereof and (ii) delivered to Buyer all financing statements, amendments, instruments, legal opinions and other documents requested by Buyer in connection with such change. Seller will keep its principal place of business and chief executive office at the location specified in Paragraph 14, and the office where it maintains any physical records of the

Master Repurchase Agreement – Page 40 (Rev. 03/09/2022) HB: 4860-6056-1208.9 Purchased Mortgage Loans at a corporate facility of Seller, or, in any such case, upon thirty (30) days’ prior written notice to Buyer, at another location within the United States. (w) Takeout Commitments. Except to the extent superseded by this Agreement, for Purchaser Mortgage Loans where Buyer requires a Takeout Commitment, Seller covenants that it shall continue to perform all of its duties and obligations to the Approved Takeout Investor, under any applicable Takeout Commitment and Takeout Agreement and otherwise, with respect to a Purchased Mortgage Loan as if such Mortgage Loan were still owned by Seller and to be sold directly by Seller to the Approved Takeout Investor pursuant to such Takeout Commitment on the date provided therein without the intervening ownership of Buyer pursuant to this Agreement. Without limiting the generality of the foregoing, Seller shall timely assemble all records and documents concerning the Mortgage Loan required under any applicable Takeout Commitment (except that photocopies instead of originals shall be used for those documents already provided to Buyer in the Loan File) and all other documents and information that may have been required or requested by the Approved Takeout Investor, and Seller shall make all representations and warranties required to be made to the Approved Takeout Investor under the applicable Takeout Commitment and Takeout Agreement. (x) Financial Covenants. (i) Leverage Ratio. Seller shall not permit the Leverage Ratio of Seller (and, if applicable, its Subsidiaries, on a consolidated basis) to exceed the Maximum Leverage Ratio specified in the Terms Annex computed as of the end of each calendar month. (ii) Minimum Net Worth. Seller shall not permit the Net Worth of Seller (and, if applicable, its Subsidiaries, on a consolidated basis), computed as of the end of each calendar month, to be less than the Minimum Net Worth specified in the Terms Annex. (iii) Minimum Current Ratio. Seller shall not permit the Current Ratio of Seller (and, if applicable, its Subsidiaries, on a consolidated basis), computed as of the end of each calendar month, to be less than the Minimum Current Ratio specified in the Terms Annex. (iv) Maintenance of Liquidity. Seller shall maintain at all times unencumbered Liquidity in an amount greater than or equal to the percentage of its actual total assets (including the balance on deposit in the Cash Pledge Account, if required by Buyer, but excluding any restricted cash or cash pledged to third parties) specified as the Minimum Liquidity Percentage in the Terms Annex. (v) Net Income. Seller shall not permit its net income before taxes, for Twelve Trailing Months (TTM), to be less than the Minimum Net Income specified in the Terms Annex. (y) Government Regulation. Seller shall not (1) be or become subject at any time to any Requirement of Law (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Buyer from making any advance or extension of credit to Seller or from otherwise conducting business with Seller, or (2) fail to provide documentary and other evidence of Seller's identity as may be requested by Buyer at any time to enable Buyer to verify Seller's identity

Master Repurchase Agreement – Page 41 (Rev. 03/09/2022) HB: 4860-6056-1208.9 or to comply with any applicable Requirement of Law, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. 11. Events of Default; Remedies. (a) Each of the following events shall, upon its occurrence and during it continuance, be an “Event of Default”: (i) Seller fails to remit any Price Differential, income, fees, Repurchase Price, escrow payment or any other amount due to Buyer pursuant to the terms hereof or any other Transaction Document or fails to cure any Margin Deficit as provided in Paragraph 4; or (ii) Seller fails to repurchase any Purchased Mortgage Loan at the time and for the amount required hereunder; or (iii) (A) any representation or warranty made by Seller or Guarantor in, or in connection with, this Agreement or any other Transaction Document is inaccurate or incomplete on or as of the date made or hereafter becomes untrue or (B) any information contained in any written statement, report, financial statement or certificate made or delivered by Seller or Guarantor (either before or after the date hereof) to Buyer pursuant to the terms of this Agreement or any other Transaction Document is untrue or incorrect as of the date when made or deemed made; or (iv) Seller shall fail to comply with any of the requirements set forth in Paragraph 10(b) (Inspection of Properties and Books), Paragraph 10(o) (Loan Determined to be Defaulted or Defective) or Paragraph 10(x) (Financial Covenants); or (v) Seller or Guarantor, as applicable, shall fail to observe, keep or perform any duty, responsibility or obligation imposed or required by this Agreement or any other Transaction Document other than one of the Events of Default specified or described in another subparagraph of this Paragraph 11(a)), and such failure continues unremedied for a period of five (5) days; or (vi) any Act of Insolvency occurs with respect to Seller, any of its Subsidiaries or Guarantor; or (vii) one or more judgments or decrees are entered against Seller, any of its Subsidiaries or Guarantor involving claims not paid or not fully covered by insurance and all such judgments or decrees are not vacated, discharged, or stayed or bonded pending appeal within thirty (30) days after its entry; or (viii) any Agency, private investor or any other Person seizes or takes control of the servicing portfolio of Seller or any of its Subsidiaries, any Subservicer or Guarantor for breach of any servicing agreement applicable to such servicing portfolio or for any other reason whatsoever; or

Master Repurchase Agreement – Page 42 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (ix) any Agency or Governmental Authority revokes or materially restricts the authority of Seller, any of Seller’s Subsidiaries, any Subservicer or Guarantor to Originate, purchase, sell or service Mortgage Loans, or Seller, any of Seller’s Subsidiaries, any Subservicer or Guarantor shall fail to meet all requisite servicer eligibility qualifications promulgated by any Agency; or (x) there is a default under any agreement other than a Transaction Document that Seller or Guarantor, or any of their respective Affiliates or Subsidiaries, has entered into with Buyer or any of its Affiliates or Subsidiaries; or (xi) Seller, any of its Subsidiaries or Guarantor fails to pay when due any other Debt when due and beyond any period of grace provided, or there occurs any breach or default with respect to any material term of any such Debt, if the effect of such failure, breach or default is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, such Debt of such Person to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time or both, or satisfaction of any other condition to acceleration, whether or not any such condition to acceleration has been satisfied); or (xii) there is a Material Adverse Effect; or (xiii) Seller or any of its Subsidiaries defaults under any mortgage loan repurchase arrangement similar to this Agreement, including off balance sheet repurchase arrangements, or under any warehouse lending arrangement, including off balance sheet warehouse lending arrangements, which it may have with any other Person, beyond any applicable notice and grace periods; or (xiv) (A) Seller or Guarantor shall assert that any Transaction Document is not in full force and effect or shall otherwise seek to terminate or disaffirm its obligations under any such Transaction Document at any time following the execution thereof or (B) any Transaction Document ceases to be in full force and effect, or any of Seller’s or Guarantor’s material obligations under any Transaction Document shall cease to be in full force and effect, or the enforceability thereof shall be contested by Seller or Guarantor; or (xv) any Governmental Authority or any Person acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the assets of Seller, any of its Subsidiaries or Guarantor, or shall have taken any action to displace the management of Seller or any of its Subsidiaries or to curtail its authority in the conduct of the business of Seller or any of its Subsidiaries, or to restrict the payment of dividends to Seller by any Subsidiary of Seller, and such action shall not have been discontinued or stayed within thirty (30) days; or (xvi) Guarantor defaults under the Guaranty, or a default or an event of default shall have occurred under any other Transaction Document; or (xvii) any Change in Control of Seller or any of its Subsidiaries shall have occurred without Buyer’s prior written consent or a material change in the management of

Master Repurchase Agreement – Page 43 (Rev. 03/09/2022) HB: 4860-6056-1208.9 Seller or any of its Subsidiaries shall have occurred which has not been approved by Buyer in writing; or (xviii) without Buyer’s prior written consent, any Key Person specified in the Terms Annex shall cease for any reason whatsoever, including death or disability, to be, and to continuously perform the duties of his or her office with Seller specified in the Terms Annex or, if such cessation shall occur as a result of death or disability, no successor satisfactory to Buyer, in its reasonable judgment, shall have become, and shall have commenced to perform the duties of such office within ninety (90) days after such cessation; provided that if any such satisfactory successor shall have been so elected and shall have commenced performance of such duties within such period, then the name of such successor or successors shall be deemed to have been inserted in place of the Key Person, as applicable, in the Terms Annex; or (xix) any failure by Seller to deliver assignments executed in blank to Buyer or its designee for each Purchased Mortgage Loan then held by Buyer within five (5) Business Days following any termination of Seller’s MERS membership; or (xx) a downgrade of any of Seller’s or any of its Subsidiaries’ servicer ratings below the ratings held by Seller or such Subsidiary as of the date of this Agreement; or (xxi) the initiation of any investigation of Seller or Guarantor by any Governmental Authority, which is reasonably likely to have a material effect on Seller’s or Guarantor’s ability to perform its obligations under this Agreement or the other Transaction Documents; provided that Seller is not prohibited by law from disclosing the fact of the investigation; or (xxii) the Pension Benefit Guaranty Corp. shall, or shall indicate its intention to, file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of Seller, any of its Subsidiaries or Guarantor; or (xxiii) Seller shall become subject to registration as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended; or (xxiv) Buyer shall fail to have a valid and perfected first priority security interest in any of the Purchased Mortgage Loans, including the Servicing Rights thereto, or any other Mortgage Assets, in each case free and clear of any other Lien. (b) If an Event of Default occurs, Buyer, at its option, may at any time or times thereafter while such Event of Default is continuing, elect by written notice to Seller to do any or all of the following: (i) accelerate the Repurchase Date of each outstanding Transaction whose Repurchase Date has not already occurred and cancel the Purchase Date for any Transaction whose Purchase Date has not yet occurred;

Master Repurchase Agreement – Page 44 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (ii) terminate and replace Seller as interim servicer with respect to any Mortgage Assets at the cost and expense of Seller; (iii) direct or cause Seller to direct, all Mortgagors to remit all income directly to an account specified by Buyer; and (iv) terminate any commitment of Buyer to purchase Mortgage Loans under this Agreement or otherwise. (c) If Buyer has exercised the option referred to in subparagraph 11(b)(i), then (i) Seller’s obligations hereunder to repurchase all Purchased Mortgage Loans shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of (i) the Pricing Rate for such Transaction and (ii) the lesser of (1) the Prime Rate plus [ ] and (2) the Ceiling Rate to (y) the Repurchase Price for such Transaction as of the accelerated Repurchase Date as determined pursuant to Paragraph 11(b) (decreased as of any day by (A) any amounts retained by Buyer with respect to such Repurchase Price pursuant to clause (iii) or clause (iv) of this Paragraph 11(c) and (B) any proceeds from the sale of Purchased Mortgage Loans pursuant to Paragraph 11(d), on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all principal and interest payments paid after such exercise or deemed exercise shall be payable to and retained by Buyer and shall be applied to the aggregate unpaid Repurchase Prices and all other amounts owed by Seller to Buyer or any other Indemnified Party under the Transaction Documents, (iv) in accordance with Paragraphs 4 and 5, all amounts on deposit in the Accounts, shall be applied by Buyer to the aggregate unpaid Repurchase Prices and all other amounts owed by Seller to Buyer or any other Indemnified Party under the Transaction Documents, (v) Seller shall, if directed by Buyer in writing, immediately deliver to Buyer any documents then in Seller’s possession relating to any Purchased Mortgage Loans subject to such Transactions, (iv) Buyer may, by notice to Seller, declare the Termination Date to have occurred. (d) (i) Upon the occurrence of any Event of Default, without prior notice to Seller, Buyer may (A) immediately sell, on a servicing released or servicing retained basis as Buyer deems desirable, in a recognized market at such price or prices as Buyer may in its sole discretion deem satisfactory, any or all Purchased Mortgage Loans subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller to Buyer or any other Indemnified Party under the Transaction Documents or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans in an amount equal to the Market Value therefor on such date against the aggregate unpaid Repurchase Prices and any other amounts owing by Seller to Buyer or any other Indemnified Party under the Transaction Documents. (ii) The proceeds of any disposition described above shall be applied first, to the costs and expenses incurred by Buyer in connection with or as a result of an Event of Default (including, without limitation, legal fees, consulting fees, accounting fees, file transfer and inventory fees, costs and expenses incurred in respect of a transfer of the servicing of the Purchased Mortgage Loans and costs and expenses incurred in connection with a disposition of the Purchased

Master Repurchase Agreement – Page 45 (Rev. 03/09/2022) HB: 4860-6056-1208.9 Mortgage Loans); second, to costs of cover and/or related hedging transactions; third, to the aggregate and accrued Price Differential owed hereunder, fourth, to the remaining aggregate Repurchase Prices owed hereunder; fifth, to any other accrued and unpaid obligations of Seller hereunder and under the other Transaction Documents, and sixth, any remaining proceeds shall be paid to Seller or other Person legally entitled thereto. (iii) The Parties acknowledge and agree that (1) the Purchased Mortgage Loans subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Mortgage Loans, Buyer may establish the source therefor in its sole discretion, (3) all prices, bids and offers shall be determined together with accrued income (except to the extent contrary to market practice with respect to the relevant Purchased Mortgage Loans) and (4) in soliciting price, bid and offer quotations for any Purchased Mortgage Loan, it is reasonable for Buyer to use only the Loan Purchase Detail provided by Seller. The Parties further recognize that it may not be possible to purchase or sell all of the Purchased Mortgage Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Loans may not be liquid at such time. In view of the nature of the Purchased Mortgage Loans, the Parties agree that liquidation of a Transaction or the underlying Purchased Mortgage Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any Purchased Mortgage Loan and nothing contained herein shall obligate Buyer to liquidate any Purchased Mortgage Loan on the occurrence of an Event of Default or to liquidate all Purchased Mortgage Loans in the same manner or on the same Business Day and no such exercise of any right or remedy shall constitute a waiver of any other right or remedy of Buyer. (e) Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses incurred by Buyer in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions reasonably incurred) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default. (f) To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by or on behalf of Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller to Buyer under this Paragraph 11(f) shall be at a rate equal to the greater of (x) the Pricing Rate for the relevant Transaction and (y) the lesser of (1) the Prime Rate plus [ ] and (2) the Ceiling Rate. (g) If an Event of Default occurs, Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement entered into in connection with the Transactions contemplated by this Agreement, under applicable law or in equity. (h) Seller hereby acknowledges, admits and agrees that Seller’s obligations under this Agreement are recourse obligations of Seller.

Master Repurchase Agreement – Page 46 (Rev. 03/09/2022) HB: 4860-6056-1208.9 12. Servicing Rights Are Owned by Buyer; Interim Servicing of the Purchased Mortgage Loans (a) Seller acknowledges that it has no right, title or interest in the Servicing Rights for any Purchased Mortgage Loan, and agrees that Seller may not transfer or assign any rights to master service, service, interim service, subservice or administer any Purchased Mortgage Loan prior to Seller’s repurchase thereof from Buyer (by payment to Buyer of the Repurchase Price on the applicable Repurchase Date) other than, if applicable, an interim servicing transfer to Buyer or to a Subservicer approved by Buyer pursuant to a Subservicing Agreement approved by Buyer as described in subparagraph 12(b)(ii) or a transfer to a Successor Servicer as provided for in Paragraph 12(f). (b) If (and only if) the Terms Annex provides that Buyer engages Seller to interim service the Purchased Mortgage Loans as agent for Buyer, then Seller is hereby engaged as interim servicer for a term of thirty (30) days during the Post Origination Period (the “Interim Servicing Term”), which is renewable as provided in subparagraph 12(b)(iv), on the following terms and conditions: (i) Seller shall interim service and temporarily administer the Purchased Mortgage Loan on behalf of Buyer in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with all applicable requirements of the Agencies, Requirements of Law, the provisions of any applicable servicing agreement, and the requirements of any applicable Takeout Agreement and the Approved Takeout Investor, so that the eligibility of the Purchased Mortgage Loan for purchase under such Takeout Agreement is not voided or reduced by such interim servicing and temporary administration; (ii) If any Eligible Mortgage Loan that is proposed to be sold on a Purchase Date is serviced by a servicer other than Seller or any of its Affiliates (a “Subservicer”), or if the interim servicing of any Purchased Mortgage Loan is to be transferred to a Subservicer, Seller shall provide a copy of the related subservicing agreement and a Subservicer Instruction Letter executed by such Subservicer (collectively, the “Subservicing Agreement”) to Buyer prior to such Purchase Date or interim servicing transfer date, as applicable. Each such Subservicing Agreement shall be in form and substance acceptable to Buyer. In addition, Seller shall have obtained the prior written consent of Buyer for such Subservicer to subservice the Purchased Mortgage Loans, which consent may be withheld in Buyer’s sole discretion. In no event shall Seller’s use of a Subservicer relieve Seller of its obligations hereunder, and Seller shall remain liable under this Agreement as if Seller were interim servicing such Purchased Mortgage Loans directly. Any termination of Seller as interim servicer shall automatically terminate each Subservicer. If any Agency or Governmental Authority revokes or materially restricts any Subservicer’s authority to originate, sell or service Mortgage Loans, or if any Subservicer shall fail to meet all requisite originator, seller and servicer eligibility qualifications promulgated by any Agency, Buyer may direct Seller to immediately terminate such Subservicer as a subservicer of any or all of the Purchased Mortgage Loans and Seller shall promptly cause the termination of such Subservicer as directed by Buyer.

Master Repurchase Agreement – Page 47 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (iii) Seller shall deliver all physical and contractual servicing materials, files and records for the servicing of each Purchased Mortgage Loan, together with all of the related Servicing Records that are not already in Buyer’s possession, to Buyer’s designee upon the earliest of (w) the occurrence of a Default or Event of Default hereunder, (x) the termination of Seller as interim servicer by Buyer pursuant to subparagraph 12(b)(iv), (y) the expiration (and non-renewal) of the Interim Servicing Term, or (z) the transfer of servicing to any entity approved by Buyer and the assumption thereof by such entity. Seller’s transfer of the Servicing Records and the physical and such contractual servicing materials, files and records under this subparagraph 12(b)(iii) shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”). (iv) Buyer shall have the right to terminate Seller as interim servicer of any of the Purchased Mortgage Loans, which right shall be exercisable at any time in Buyer’s sole discretion, upon written notice. (v) The Interim Servicing Term will be deemed renewed on each Remittance Date succeeding the related Purchase Date unless (i) Seller has sooner been terminated as interim servicer of all of the Purchased Mortgaged Loans or (ii) an Event of Default has occurred on or before such Remittance Date, in which latter event the Interim Servicing Term will expire on such Remittance Date unless Buyer gives written notice to Seller that the Interim Servicing Term is renewed and specifying the renewal term. (vi) The Interim Servicing Term will automatically terminate and Seller shall have no further obligation to interim service such Purchased Mortgage Loan as agent for Buyer or to make the delivery of documents required under this Paragraph 12, upon receipt by Buyer of the Repurchase Price therefor. (vii) Buyer has no obligation to pay Seller a fee for the interim servicing obligations Seller agrees to assume hereunder, no fee or other compensation will ever accrue or be or become owing, due or payable for or on account of such interim servicing and such interim servicing rights have no monetary value. (c) During the period Seller is interim servicing the Purchased Mortgage Loans as agent for Buyer, Seller agrees that Buyer is the owner of the related Servicing Rights, Credit Files and Servicing Records and Seller, acting as interim servicer, shall at all times maintain and safeguard, and cause any Subservicer to maintain and safeguard, the Credit File for the Purchased Mortgage Loan (including photocopies or images of the documents delivered to Buyer), and accurate and complete records of its interim servicing of the Purchased Mortgage Loan, Seller’s possession of the Credit Files and Servicing Records being for the sole purpose of interim servicing such Purchased Mortgage Loans and such retention and possession by Seller being in a temporary custodial capacity only. (d) Seller further covenants as follows:

Master Repurchase Agreement – Page 48 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (i) Buyer may, at any time during Seller’s business hours on reasonable notice (provided that upon or during the occurrence of a Default or Event of Default, no notice shall be required), examine and make copies of all such documents and records relating to interim servicing and administration of the Purchased Mortgage Loans; (ii) At Buyer’s request, Seller shall promptly deliver to Buyer reports regarding the status of any Purchased Mortgage Loan being interim serviced by Seller, which reports shall include, but shall not be limited to, a description of any event that would cause the Purchased Mortgage Loan to become a Defaulted Loan or a Defective Mortgage Loan or any other circumstances that could cause a material adverse effect on such Purchased Mortgage Loan, Buyer’s title to such Purchased Mortgage Loan or the collateral securing such Purchased Mortgage Loan; Seller may be required to deliver such reports until the repurchase of the Purchased Mortgage Loan by Seller; (iii) Seller shall immediately notify Buyer if it becomes aware of any payment default that occurs under any Purchased Mortgage Loan or any default under any Subservicing Agreement that would materially and adversely affect any Purchased Mortgage Loan subject thereto; and (iv) If, during the Post-Origination Period, any Mortgagor contacts Seller requesting a payoff quote on the related Purchased Mortgage Loan, Seller shall ensure that any payoff quote provided requires Mortgagor to wire payoff funds directly to the Buyer’s Inbound Wire Account and includes wiring instructions therefor. (e) Seller shall release its custody of the contents of any Credit File and any Loan File only (i) in accordance with the written instructions of Buyer, (ii) upon the consent of Buyer when such release is required as incidental to Seller’s servicing of the Purchased Mortgage Loan, or is required to complete the Takeout Funding or comply with the Takeout Guidelines, or (iii) as required by any Requirements of Law. (f) Buyer reserves the right to appoint a successor interim servicer, or a regular servicer, at any time to service any Purchased Mortgage Loan (each a “Successor Servicer”) in its sole discretion. If Buyer elects to make such an appointment after the occurrence of a Default or an Event of Default, Seller shall be assessed all costs and expenses incurred by Buyer associated with transferring the physical and contractual servicing materials, files and records for the servicing of each Purchased Mortgage Loan, together with all related Servicing Records, to the Successor Servicer. In the event of such an appointment, Seller shall perform all acts and take all action so that any part of the Credit File and related Servicing Records held by Seller, together with all funds in the Impound Collection Account and other receipts relating to such Purchased Mortgage Loan, are promptly delivered to the Successor Servicer, and shall otherwise fully cooperate with Buyer in effectuating such transfer. Seller shall have no claim for lost interim servicing income, any termination fee, lost profits or other damages if Buyer appoints a Successor Servicer hereunder. Buyer may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee or any other amount to Seller, sell any or all of the Purchased Mortgage Loans on a servicing released basis, at the sole cost and expense of Seller.

Master Repurchase Agreement – Page 49 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (g) In the event Seller is terminated as interim servicer of any Purchased Mortgage Loan, whether by expiry of the Interim Servicing Term or by any other means, Seller shall cooperate with Buyer in effecting such termination and transferring all authority to interim service such Purchased Mortgage Loan to the Successor Servicer. Without limiting the generality of the foregoing, Seller shall, in the manner and at such times as the Successor Servicer or Buyer shall reasonably request (i) promptly transfer all data in its possession relating to the applicable Purchased Mortgage Loans and other Mortgage Assets to the Successor Servicer in such electronic format as the Successor Servicer may reasonably request, (ii) promptly transfer to the Successor Servicer, Buyer or Buyer’s designee all other files, records, correspondence and documents relating to the applicable Purchased Mortgage Loans and other Mortgage Assets and (iii) fully cooperate and coordinate with the Successor Servicer and/or Buyer to comply with any applicable so-called “goodbye” letter requirements, notices or other applicable requirements of the Real Estate Settlement Procedures Act or other applicable Requirements of Law applicable to the transfer of the servicing of the applicable Purchased Mortgage Loans. Seller agrees that if Seller fails to cooperate with Buyer or any Successor Servicer in effecting the termination of Seller as servicer of any Purchased Mortgage Loan or the transfer of all authority to service such Purchased Mortgage Loan to such Successor Servicer in accordance with the terms hereof, Buyer will be irreparably harmed and entitled to injunctive relief and shall not be required to post bond. (h) Notwithstanding anything to the contrary in any Transaction Document, Seller and Buyer agree that all Servicing Rights with respect to the Purchased Mortgage Loans are being transferred hereunder to Buyer on the applicable Purchase Date, the Purchase Price for the Purchased Mortgage Loans includes full and fair consideration for such Servicing Rights and such Servicing Rights shall be transferred by Buyer to Seller upon Seller’s payment of the Repurchase Price for such Purchased Mortgage Loans. 13. Single Agreement Buyer and Seller acknowledge that, and have entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder, together with the provisions of the Terms Annex, constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. 14. Notices and Other Communications Except as otherwise expressly provided herein, all such notices, statements, demands or other communications shall be in writing and shall be deemed to have been duly given and received (i) if sent by facsimile, upon the sender’s receipt of confirmation of transmission of such facsimile

Master Repurchase Agreement – Page 50 (Rev. 03/09/2022) HB: 4860-6056-1208.9 from the sending facsimile machine, (ii) by email, upon confirmation of receipt by the recipient, (iii) if hand delivered, when delivery to the address below is made, as evidenced by a confirmation from the applicable courier service of delivery to such address, but without any need of evidence of receipt by the named individual required and (iv) if mailed by overnight courier, on the following Business Day, in each case addressed as follows: if to Seller, to Seller’s address set forth on its signature page to this Agreement if to Buyer: NexBank 2515 McKinney Avenue, Suite 1700 Dallas, Texas 75201 Attention: [ ] Phone: [ ] Fax: [ ] email: [ ] Either Party may revise any information relating to it by notice in writing to the other Party, in accordance with the provisions in this Paragraph 14. 15. Fees and Expenses; Indemnity (a) Seller will promptly pay all out-of-pocket costs and expenses incurred by Buyer, including, without limitation, reasonable attorneys’ fees, in connection with (i) administration of this Agreement and the other Transaction Documents and any amendment or waiver thereto and purchase and resale of Mortgage Loans by Buyer hereunder, (ii) protection of the Purchased Mortgage Loans (including, without limitation, all costs of filing or recording any assignments, financing statements, amendments and other documents), (iii) performance of due diligence, collateral audits and servicing appraisals by Buyer or any agent of Buyer conducted prior to and after the date hereof, and (iv) enforcement of Buyer’s rights hereunder and under any other Transaction Document (including, without limitation, costs and expenses suffered or incurred by Buyer in connection with any Act of Insolvency related to Seller or Guarantor, appeals and any anticipated post-judgment collection services). (b) In addition to its other rights hereunder, Seller shall indemnify Buyer and Buyer’s Affiliates and Subsidiaries and their respective directors, officers, agents, advisors and employees (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against, and hold Buyer and each of them harmless from, any losses, liabilities, damages, claims, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by any Indemnified Party (“Losses”) relating to or arising out of this Agreement, any other Transaction Document or any other related document, or any transaction contemplated hereby or thereby or any use or proposed use of proceeds thereof and amendment or waiver thereof, or any breach of any covenant, representation or warranty contained in any of such documents, or arising out of, resulting from, or in any manner connected with, the purchase by Buyer of any Mortgage Loan or the servicing of any Purchased Mortgage Loans by Seller or any Subservicer; provided that Seller shall not be required to indemnify any Indemnified Party to the extent such Losses result from the gross negligence or

Master Repurchase Agreement – Page 51 (Rev. 03/09/2022) HB: 4860-6056-1208.9 willful misconduct of such Indemnified Party. The provisions of this Paragraph 15 shall survive the termination of this Agreement. 16. Shipment to Approved Takeout Investor; Trust Release Letters (a) Shipping Instructions. If Seller desires that Buyer send a Mortgage Note and the related Mortgage to an Approved Takeout Investor (other than NexBank), rather than to Seller directly, in connection with Seller’s repurchase of the related Purchased Mortgage Loan, then Seller shall prepare and send to Buyer Shipping Instructions to instruct Buyer when and how to send such Mortgage Note and related Mortgage to such Approved Takeout Investor. Buyer shall use reasonable efforts to send each Mortgage Note and related Mortgage on or before the date specified for shipment in the Shipping Instructions in accordance with the cutoff times specified by Buyer to Seller in writing from time to time. If Seller instructs Buyer to send a Mortgage Note and related Mortgage before the Repurchase Date to any Approved Takeout Investor other than NexBank, Buyer will send the Mortgage Note and related Mortgage under a Bailee Letter. If Seller does not provide Buyer with Shipping Instructions with respect to a Mortgage Loan, Buyer shall send the Mortgage Note and related Mortgage to Seller at such time as Buyer receives the Repurchase Price therefor. Without any requirement for further consent or authorization, Seller authorizes Buyer, and designates Buyer as its agent and delegatee, to make electronic entries on the MERS® System of all transfers hereunder of Purchased Mortgage Loans to Buyer and, as direct transfers to the relevant Approved Takeout Investors, all transfers of Purchased Mortgage Loans repurchased from Buyer and sold to Approved Takeout Investors. (b) Trust Release Letters. If Seller believes that a Mortgage Note contains one or more errors or omissions that are correctable and the correction of which is necessary to facilitate the purchase or enforceability of that Mortgage Note, then Seller may deliver a Trust Release Letter to Buyer to request the release of the Mortgage Note to Seller for the purpose of making that correction. If Buyer, in its sole discretion, deems the reason stated by Seller in the Trust Release Letter to be sufficient to warrant return of the Mortgage Note to Seller for correction, then Buyer will deliver the Mortgage Note to Seller at its earliest convenience. Seller shall return the corrected Mortgage Note to Buyer no later than the fifth (5th) Business Day after the date Seller receives such Mortgage Note from Buyer. Whenever the Mortgage Note for any Purchased Mortgage Loan is in the possession Seller pursuant to a Trust Release Letter or otherwise, Seller shall hold such Mortgage Note in trust for the benefit of Buyer. At no time shall the aggregate original Outstanding Principal Balance of all Mortgage Notes released to Seller pursuant to this Paragraph 16(b) exceed the Maximum Trust Release Amount specified in the Terms Annex. 17. Further Assurances. Seller shall (i) promptly provide such further assurances or agreements as Buyer may request in good faith in order to effect the purposes of this Agreement and (ii) on or prior to the date hereof, mark its systems and/or other data processing records evidencing the Purchased Mortgage Loans with a legend or other identifier, acceptable to Buyer, evidencing that Buyer has acquired an interest therein as provided in this Agreement. 18. Buyer as Attorney-in-Fact

Master Repurchase Agreement – Page 52 (Rev. 03/09/2022) HB: 4860-6056-1208.9 Buyer is hereby appointed the attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that Buyer may, in good faith, deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Buyer shall have the right and power to receive, endorse and collect all checks made payable to the order of Seller representing any income on any of the Purchased Mortgage Loans and to give full discharge for the same. 19. Wire Instructions (a) Unless otherwise specified in this Agreement, any amounts to be transferred by Buyer to Seller hereunder shall be sent by wire transfer in immediately available funds to the account of Seller specified as Seller’s Operating Account in the Terms Annex (b) Any amounts to be transferred by Seller to Buyer hereunder shall be sent by wire transfer in immediately available funds to the Seller’s Operating Account specified in the Terms Annex: (c) Amounts received after 4:00 p.m., Dallas, Texas time, on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day. 20. Entire Agreement; Severability This Agreement supersedes any existing agreements between the Parties containing terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. 21. Assignments; Termination (a) The rights and obligations of Seller under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer and any such assignment without the prior written consent of Buyer shall be null and void. (b) Buyer may assign all or any portion of its rights, obligations and interest under this Agreement and in the Mortgage Assets at any time without the consent of any Person, provided that any such assignment, other than an assignment to an Affiliate of Buyer, is subject to the prior written consent of Seller so long as an Event of Default or Default has not occurred and is not continuing. Resales of Purchased Mortgage Loans by Buyer (subject to Seller’s right to repurchase the Purchased Mortgage Loans or Mortgage Loans substantially similar to the Purchased Mortgage Loans prior to the termination of this Agreement or the Buyer’s liquidation of the Purchased Mortgage Loans pursuant to Paragraph 11) in accordance with applicable law, shall be permitted without restriction. Buyer may sell participation interests in all or any portion of its rights, obligations and interest under this Agreement and in the Mortgage Assets to any Person at any time without the consent of any Person. In addition to, and notwithstanding any provision to the contrary in, the foregoing, Buyer may assign its rights to enforce this Agreement as to any Mortgage Loan to any Person that subsequently purchases such Mortgage Loan from Buyer or provides financing to Buyer with respect to such Mortgage Loan.

Master Repurchase Agreement – Page 53 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (c) In addition to the foregoing, Buyer may, at any time, pledge or grant a Lien in all or any portion of its rights under this Agreement (including, without limitation, any rights to Mortgage Assets and any rights to payment of the Repurchase Price) to secure obligations to a Federal Reserve Bank, without notice to or consent of Seller; provided that no such pledge or grant of a security interest would release Buyer from any of its obligations under this Agreement, or substitute any such pledgee or grantee for Buyer as a party to this Agreement. (d) Subject to the foregoing, this Agreement and any Transactions shall bind and benefit the Parties and their respective successors and assigns. (e) Notwithstanding any of the foregoing provisions of this Paragraph 21, Buyer shall not be precluded from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11. (f) This Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring on or after the Termination Date on which all Repurchase Prices and all other obligations of Seller under the Transaction Documents have been paid in full. 22. Counterparts This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. 23. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO TEXAS’ CONFLICT OF LAWS PRINCIPLES. (b) SELLER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN THE CITY OF MCKINNEY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS PARAGRAPH 23 SHALL AFFECT THE RIGHT OF BUYER TO BRING ANY ACTION OR PROCEEDING AGAINST SELLER OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH PARTY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS FOR NOTICES HEREUNDER SPECIFIED IN PARAGRAPH 14.

Master Repurchase Agreement – Page 54 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (c) EACH OF SELLER AND BUYER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN SELLER AND BUYER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO BUYER TO PROVIDE THE FACILITY EVIDENCED BY THIS AGREEMENT. 24. No Waivers, Etc. No express or implied waiver of any Event of Default by Buyer shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by Buyer shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any Party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the Parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) will not constitute a waiver of any right to do so at a later date. 25. Use of Employee Plan Assets (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by Seller in a Transaction, Seller shall so notify Buyer prior to the Transaction. Seller shall represent in writing to Buyer that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and Buyer may proceed in reliance thereon but shall not be required so to proceed. (b) Subject to the last sentence of Paragraph 25(a), any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition. (c) By entering into a Transaction pursuant to this Paragraph 25, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as any such Transaction is outstanding. 26. Intent (a) The Parties intend and acknowledge that each Transaction is a “repurchase agreement” as that term is defined in Paragraph 101 of the Bankruptcy Code, and a “securities contract” as that term is defined in Paragraph 741 of the Bankruptcy Code. Seller hereby agrees that it shall not challenge the characterization of this Agreement as a “repurchase agreement” as that term is defined in Paragraph 101 of the Bankruptcy Code, or as a “securities contract” as that term is defined in Paragraph 741 of the Bankruptcy Code in any dispute or proceeding.

Master Repurchase Agreement – Page 55 (Rev. 03/09/2022) HB: 4860-6056-1208.9 (b) It is understood that either Party’s right to accelerate or terminate this Agreement or to liquidate Mortgage Loans delivered to it in connection with Transactions hereunder, or to exercise any other remedies pursuant to Paragraph 11, is a contractual right to accelerate, terminate or liquidate this Agreement or such Transaction as described in Paragraphs 555 and 559 of the Bankruptcy Code. (c) The Parties agree and acknowledge that if a Party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). (d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the Parties is not a “financial institution” as that term is defined in FDICIA). (e) It is understood and agreed that this Agreement constitutes a “master netting agreement” as that term is defined in Paragraph 101 of the Bankruptcy Code, and that either Party’s right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement or any Transaction is a contractual right to cause the termination, liquidation, or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with, this Agreement or any Transaction as described in Paragraph 561 of the Bankruptcy Code. 27. Disclosure Relating to Certain Federal Protections The Parties acknowledge that they have been advised that: (a) in the case of Transactions in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Paragraph 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other Party with respect to any Transaction hereunder; (b) in the case of Transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the SEC under Paragraph 15C of the 1934 Act, SIPA will not provide protection to the other Party with respect to any Transaction hereunder; and (c) in the case of Transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder other than funds on deposit in an Account are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Master Repurchase Agreement – Page 56 (Rev. 03/09/2022) HB: 4860-6056-1208.9 28. Confidentiality (a) Confidential Terms. The Parties hereby acknowledge and agree that all written or computer-readable information provided by one Party to any other regarding the terms set forth in any of the Transaction Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any Person (other than Affiliates and Subsidiaries thereof) without the prior written consent of such other Party except to the extent that (i) such Person is an Affiliate, division, or parent holding company of a Party or a director, officer, employee or agent (including an accountant, legal counsel and other advisor) of a Party or such Affiliate, division or parent holding company, (ii) in such Party’s opinion it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws or regulations, (iii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iv) in the event of a Default or and Event of Default Buyer reasonably determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Mortgage Loans or otherwise to enforce or exercise Buyer’s rights hereunder, or (v) to the extent Buyer deems necessary or appropriate, in connection with an assignment or participation under Paragraph 21 or in connection with any hedging transaction related to Purchased Mortgage Loans. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Transaction Document, the Parties may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Transactions, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose (except as provided in clauses (i) through (iv) of this Paragraph 28) the name of or identifying information with respect to Buyer or any pricing terms (including the Pricing Rate, Facility Fee, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the U.S. federal, state and local tax treatment of the Transactions and is not relevant to understanding the U.S. federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The provisions set forth in this Paragraph 28 shall survive the termination of this Agreement for a period of one (1) year following such termination. (b) Privacy of Customer Information. 29. Seller’s Customer Information in the possession of Buyer, other than information independently obtained by Buyer and not derived in any manner from or using information obtained under or in connection with this Agreement, is and shall remain confidential and proprietary information of Seller. Except in accordance with this Paragraph 28(b), Buyer shall not use any Seller’s Customer Information for any purpose, including the marketing of products or services to, or the solicitation of business from, Customers, or disclose any Seller’s Customer Information to any Person, including any of Buyer’s employees, agents or contractors or any third party not affiliated with Buyer. Buyer may use or disclose Seller’s Customer Information only to the extent necessary (i) for examination and audit of Buyer’s activities, books and records by Buyer’s regulatory authorities, (ii) to protect or exercise Buyer’s rights and privileges or (iii) to carry out Buyer’s express obligations under this Agreement and the other Transaction Documents (including providing Seller’s Customer Information to Approved Takeout Investors), and for no

Master Repurchase Agreement – Page 57 (Rev. 03/09/2022) HB: 4860-6056-1208.9 other purpose; provided that Buyer may also use and disclose Seller’s Customer Information as expressly permitted by Seller in writing, to the extent that such express permission is in accordance with the Privacy Requirements. Buyer shall take commercially reasonable steps to ensure that each Person to which Buyer intends to disclose Seller’s Customer Information, before any such disclosure of information, agrees to keep confidential any such Seller’s Customer Information and to use or disclose such Seller’s Customer Information only to the extent necessary to protect or exercise Buyer’s rights and privileges, or to carry out Buyer’s express obligations, under this Agreement and the other Transaction Documents (including providing Seller’s Customer Information to Approved Investors). Buyer agrees to maintain an information security program and to assess, manage and control risks relating to the security and confidentiality of Seller’s Customer Information pursuant to such program in the same manner as Buyer does in respect of its own customers’ information, and shall implement the standards relating to such risks in the manner set forth in the Interagency Guidelines Establishing Standards for Safeguarding Company Customer Information set forth in 12 CFR Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Without limiting the scope of the foregoing sentence, Buyer shall use at least the same physical and other security measures to protect all of Seller’s Customer Information in its possession or control as it uses for its own customers’ confidential and proprietary information. 30. Seller shall indemnify the Indemnified Parties against, and hold each of them harmless from, any losses, liabilities, damages, claims, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by any Indemnified Party relating to or arising out of Seller’s loss, improper disclosure or misuse of any Sellers’ Customer Information. 31. Setoff Except to the extent specifically permitted herein, Seller hereby irrevocably and unconditionally waives all right to setoff that it may have under contract (including this Agreement), applicable law, in equity or otherwise with respect to any funds or monies of Buyer (or any disclosed principal for which Buyer is acting as agent) at any time held by or in the possession of Seller. Seller agrees that Buyer may setoff any funds or monies of Seller at any time held by or in the possession of Buyer, whether in connection with this Agreement, any other Transaction Document or otherwise, against any amounts Seller owes to Buyer pursuant to the terms of this Agreement or any other Transaction Document. 32. WAIVER OF SPECIAL DAMAGES. SELLER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SELLER MAY HAVE TO CLAIM OR RECOVER FROM BUYER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. 33. USA PATRIOT ACT NOTIFICATION. The following notification is provided to Seller pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

Master Repurchase Agreement – Page 58 (Rev. 03/09/2022) HB: 4860-6056-1208.9 IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Seller: When Seller opens an account, if Seller is an individual, Buyer will ask for Seller's name, taxpayer identification number, residential address, date of birth, and other information that will allow Buyer to identify Seller, and if Seller is not an individual, Buyer will ask for Seller's name, taxpayer identification number, business address, and other information that will allow Buyer to identify Seller. Buyer may also ask, if Seller is an individual, to see Seller's driver’s license or other identifying documents, and if Seller is not an individual to see Seller's legal organizational documents or other identifying documents. 34. TEX. BUS. & COMM. CODE §26.02 NOTICE. This written agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. [Remainder of page intentionally blank.]

Nexbank By: [ ] Name: Paula Vardell Title: SVP Warehouse Lending Name: Jason Kopcak Title: Chief Executive Officer By: { ] Altisource Asset Managment Corporation 5100 Tamarind Reef Christiansted, US Virgin Islands 00820 Phone: [ ] Email: [ ]

(i) HB: 4860-6056-1208.9 List of Exhibits and Schedules Exhibit A Form of Confirmation Exhibit B Mortgage Loan Representations and Warranties Exhibit C Form of Compliance Certificate Exhibit D Form of Shipping Instructions Exhibit E Conditions Precedent Documents Exhibit F Required Opinions of Counsel Exhibit G Subsidiary Information Exhibit H Form of Assignment of Mortgage to MERS Exhibit I Loan Purchase Detail Exhibit J Form of Bailee Letter Exhibit K Seller Names from Tax Returns Exhibit L Form of Trust Release Letter Schedule I Approved Takeout Investors Schedule II Seller’s Authorized Signers

Exhibit A, Page 1 HB: 4860-6056-1208.9 EXHIBIT A FORM OF CONFIRMATION CONFIRMATION TO: Altisource Asset Management Corporation FROM: NexBank RE: Confirmation under Master Repurchase Agreement (the “Agreement”) between NexBank and Altisource Asset Management Corporation NexBank (“Buyer”) is pleased to confirm your sale and its purchase of the Mortgage Loans described below and listed on the attached Loan Purchase Detail pursuant to the Agreement under the following terms and conditions: ORIG. PRINCIPAL AMOUNT OF MORTGAGE LOANS: As set forth on attached Loan Purchase Detail CURRENT PRINCIPAL AMOUNT OF MORTGAGE LOANS: As set forth on attached Loan Purchase Detail PURCHASE DATE: The date specified as the Purchase Date in the request related to this Confirmation REPURCHASE DATE: 90 days after the Purchase Date or such earlier date as required by, or otherwise determined in accordance with, the Agreement PURCHASE PRICE: The applicable Purchase Price set forth in the Terms Annex PRICING RATE: The applicable per annum percentage rate set forth in the Terms Annex

Exhibit A, Page 2 HB: 4860-6056-1208.9 PRICE DIFFERENTIAL For each Purchased Mortgage Loan and for each month (or portion thereof) during which the related Transaction is outstanding, the sum of the following amount for each day during that month (or portion thereof): the applicable Pricing Rate for such day multiplied by the outstanding Purchase Price of such Purchased Mortgage Loan on such day divided by 360. The Price Differential for the Transaction shall accrue during the period commencing on (and including) the day on which the Purchase Price is transferred or otherwise paid to Seller for the Transaction and ending on (but excluding) the date on which the Repurchase Price is paid. The Agreement is incorporated by reference into this Confirmation and made a part hereof as if it were fully set forth herein. All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Agreement.

Exhibit B, Page 1 HB: 4860-6056-1208.9 EXHIBIT B MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES With respect to each Mortgage Loan, (i) as of the Purchase Date for the purchase of any Purchased Mortgage Loans by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder, and (ii) at all times while the Transaction Documents or any Transaction hereunder is in force and effect, Seller represents and warrants to Buyer that each of the statements set forth in the lettered paragraphs of this Exhibit B is true and correct. For purposes of this Exhibit B and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty. Mortgage Loans as Described. The information set forth in the related Loan Purchase Detail is complete, true and correct. (a) Valid First Lien. The Mortgage is properly recorded and is a valid, existing and enforceable first Lien with respect to each Mortgage Loan which is indicated by Seller to be a first Lien on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, and Liens having priority over the Lien of the Mortgage, subject only to (i) the Lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to Seller and which do not adversely affect the purchase by, or the purchase price to be paid by, the Approved Takeout Investor, and (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest securing the related Mortgage Loan on the property described therein and Seller has full right to sell and assign the related Mortgage Assets to Buyer. (b) Validity of Mortgage Documents. With respect to each Mortgage Loan, Seller or its designee has in its possession all Servicing Files, or any miscellaneous items (except for those Servicing Files disclosed to Buyer by Seller as outstanding). The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the Mortgagor thereof, enforceable in all respects in accordance with its terms except as enforceability

Exhibit B, Page 2 HB: 4860-6056-1208.9 may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and Seller has taken all action necessary to transfer such rights of enforceability to Buyer. Neither the operation of any of the terms of any Mortgage or Mortgage Note, nor the exercise by any holder of any right thereunder, will render the Mortgage or Mortgage Note unenforceable, in whole or in part, or subject to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. All items required to be delivered pursuant to this Agreement shall be delivered to Buyer, within the time frames set forth in this Agreement, and if a document is delivered in imaged format, such images must be of sufficient quality to be readable and able to be copied. There is only one original executed Mortgage Note with respect to such Mortgage Loan. (c) Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgage Note and Mortgage are on forms that are conforming to the Agency Guidelines and the Takeout Guidelines, as applicable. (d) Original Terms Unmodified. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to Buyer; the substance of any such waiver, alteration or modification has been approved by the insurer under the private mortgage insurance policy, if any, and by the title insurer, to the extent required by the related policy provided by Seller and is reflected appropriately on any and all documentation or data and is true and accurate in all respects. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the private mortgage insurance policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the loan file. (e) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set off, counterclaim or defense has

Exhibit B, Page 3 HB: 4860-6056-1208.9 been asserted with respect thereto; and neither the Mortgagor nor the Mortgaged Property is as of the Purchase Date or was as of the Origination Date, subject to an Act of Insolvency. (f) No Outstanding Charges. There are no defaults by Seller or any Subservicer in complying with the terms of the Mortgage, and (1) all taxes, ground rents, special assessments, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable prior to any “economic loss” dates or discount dates (or if payments were made after any “economic loss” date or discount date, then Seller has paid any penalty or reimbursed any discount out of Seller’s funds) and (2) if applicable, all flood and hazard insurance premiums and private mortgage insurance premiums which are due, have been paid without loss or penalty to the Mortgagor. As of the Purchase Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under a Mortgage Loan has occurred, including but not limited to a violation of applicable law, local ordinances or city codes resulting from a deterioration or defect existing in any Mortgaged Property, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration. Seller has received no notice of, and has no knowledge of, any event, including but not limited to the bankruptcy filing or death of a Mortgagor, which may or could give rise to a Mortgagor default under the Mortgage Note or Mortgage. None of Seller or any Subservicer has advanced funds, or induced, solicited or knowingly received any advance from any Person other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan, unless otherwise permitted in the Takeout Guidelines. (g) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the Lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Neither Seller nor any Subservicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither Seller nor any Subservicer has waived any default. (h) No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither Seller nor any Subservicer has waived any default, breach, violation or event permitting acceleration. With respect to each Mortgage Loan (i) the first Lien securing the Mortgage Loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first Lien Mortgage or the related Mortgage Note, and (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder. (i) Reserved.

Exhibit B, Page 4 HB: 4860-6056-1208.9 (j) No Mechanics’ Liens. There are no mechanics’ or similar Liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such a Lien) affecting the related Mortgaged Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the related Mortgage. (k) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the Lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement. (l) Origination; Payment Terms. The Mortgage Loan originator is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Paragraphs 203 and 211 of the National Housing Act, a savings and loan association, a bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority or duly licensed by state licensing authority, if applicable. Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and either (1) organized under the laws of such state, (2) qualified to do business in such state, (3) federal savings and loan associations or national banks having principal offices in such state or (4) not doing business in such state.. The Mortgage Loan requires interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage interest rate to pay interest at the related Mortgage interest rate, and (ii) during the period following each interest rate adjustment date in the case of each adjustable rate Mortgage Loan, to pay interest at the related Mortgage interest rate. The Mortgage Note does not permit negative amortization. Interest on the Mortgage Note is calculated on the basis of a 360 day year consisting of twelve thirty-day months. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest. (m) Ownership. Immediately prior to Buyer’s payment of the Purchase Price, Seller was the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. The Mortgage Loan, including the Mortgage Note and the Mortgage, were not assigned or pledged by Seller and Seller had good and marketable title thereto, and Seller had full right to transfer and sell the Mortgage Loan to Buyer free and clear of any Lien, participation interest, equity, pledge or claim and had full right and authority subject to no interest or participation in, or agreement with any other Person to sell or otherwise transfer the Mortgage Loan. Following the sale of the Mortgage Loan, Buyer will own such Mortgage Loan and the other Mortgage Assets free and clear of any Lien and shall have a valid and perfected first priority security interest in such Mortgage Loan and the other Mortgage Assets then existing and thereafter arising in each case free and clear of any Lien. After the related Purchase Date, Seller will not have any right to modify or alter the terms of the sale of the Mortgage Loan and Seller will not have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by Seller and Buyer. Seller has full right to sell, assign and transfer the Mortgage Loan without the consent of the related Mortgagor or any other Person.

Exhibit B, Page 5 HB: 4860-6056-1208.9 (n) Transfer of Mortgage Loan. The Mortgage Loan is a MERS Designated Mortgage Loan, except as Buyer may approve in writing in its sole discretion. The original Mortgage was recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the Lien thereof as against creditors of Seller, or is in the process of being recorded. As applicable, Seller has designated Buyer as the “Interim Funder” on the MERS® System with respect to such Mortgage Loan and unless otherwise authorized by Buyer, no Person is listed as interim funder on the MERS® System with respect to such Mortgage Loan. (o) Origination Date and Purchase Date. The Mortgage Loan was Originated no earlier than the Business Day immediately preceding its Purchase Date, or such earlier day, if any, as Buyer, acting in its sole discretion, shall have approved in writing. Notwithstanding anything to the contrary herein, this Subparagraph (o) does not apply to Mortgage Loans that were originated prior to the Effective Date of this Agreement. (p) Hazard Insurance. All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer generally acceptable under the Takeout Guidelines and to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are required in the Takeout Guidelines pursuant to an insurance policy conforming to the requirements of Takeout Guidelines and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan. All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of the Takeout Guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of the Mortgagor, any Subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller. (q) Title Insurance. The Mortgage Loan is covered by an ALTA, CLTA or TLTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac or as mandated by applicable state law, if any, issued by a title insurer acceptable to Fannie Mae or Freddie Mac or qualified as required under applicable state law and qualified to do business in the jurisdiction where

Exhibit B, Page 6 HB: 4860-6056-1208.9 the Mortgaged Property is located, insuring Seller, its successors and assigns the first priority of the lien of the Mortgage in the original principal amount of the Mortgage Loan and, if such Mortgage Loan is an adjustable rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage interest rate or monthly payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of Buyer and its assigns without any further act. No claims have been made under such lender’s title insurance policy, and Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy. (r) Insured Closing Letter and Escrow Letter. There is, with respect to such Mortgage Loan, a valid and enforceable Insured Closing Letter and escrow letter duly executed by the Settlement Agent. (s) Private Mortgage Insurance Policy. In the event that a private mortgage insurance policy is required by Buyer, the Mortgage Loan has a valid and transferable private mortgage insurance policy. Unless the private mortgage insurance policy for a Mortgage Loan was cancelled at the request of the Mortgagor or automatically terminated, in either case in accordance with applicable law, all premiums have been paid and all provisions of such private mortgage insurance policy have been and are being complied with. With respect to a purchase money Mortgage Loan, both the original appraised value and the purchase price are accurately depicted as such on Seller’s (or, as applicable, Subservicer’s) servicing system. Where a Mortgage Loan was closed as a streamlined refinance and a new appraisal was not required, the prior appraised value that was relied on in making the credit decision for the Mortgage Loan is accurately depicted on Seller’s (or, as applicable, Subservicer’s) servicing system. Seller has not funded the private mortgage insurance policy premium, if any, with respect to such Mortgage Loan. The Mortgage interest rate for the Mortgage Loan is net of any such insurance premium. (t) Optional Insurance. No single payment credit life insurance or other optional insurance product that has been considered “predatory” by Fannie Mae or Freddie Mac has been obtained in connection with such Mortgage Loan. If such Mortgage Loan involved any type of optional insurance, such insurance was properly serviced including, without limitation, by use of the proper application and collection of premiums, the maintenance of complete and accurate records, processing and payment of claims and the handling of correspondence. The Mortgage Loan does not involve an optional insurance product that was or is being provided free of charge to the Mortgagor.

Exhibit B, Page 7 HB: 4860-6056-1208.9 (u) Insurance. All required insurance policies, of whatever type, remain in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagors having engaged in, any act or omission which would impair the coverage validity or binding effect of any such policies. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, private mortgage insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or any Subservicer or any designee of Seller or any Subservicer or any corporation in which Seller, any Subservicer or any officer, director, or employee of Seller or any Subservicer had a financial interest at the time of placement of such insurance. (v) Mortgaged Property Undamaged; No Condemnation Proceedings. As of the related Purchase Date, there are no uninsured casualty losses or casualty losses where coinsurance has been, or Seller has reason to believe will be, claimed by the insurance company or where the loss, exclusive of contents, is, or will be, greater than the recovery (less actual costs and expenses incurred in connection with such recovery) from the insurance carrier. No casualty insurance proceeds have been used to reduce Mortgage Loan balances or for any other purpose except to make repairs to the Mortgaged Property, except as allowed pursuant to applicable law and the Mortgage Loan documents. All damage with respect to which casualty insurance proceeds have been received by or through Seller has been properly repaired or is in the process of being repaired using such proceeds. There is no damage to the Mortgaged Property from waste, fire, windstorm, flood, tornado, earthquake or earth movement, hazardous or toxic substances, other casualty, or any other property related circumstances or conditions that would adversely affect the value or marketability of any Mortgage Loan or Mortgaged Property, and adequate insurance is in place to cover all such events. There is no proceeding pending or, to the best of Seller’s knowledge, threatened for the partial or total condemnation of the Mortgaged Property that would adversely affect the Mortgage Loan. (w) Location of Improvements; No Encroachments. All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in paragraph (r) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances. (x) Appraisal. The loan file contains an appraisal or an underwriting property valuation using an automated valuation model of the related Mortgaged Property, in each case, in a form acceptable to Buyer, any applicable Agency and the applicable Approved Takeout Investor and consistent with the Takeout Guidelines, made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of the applicable Agency. Each appraisal of the Mortgage Loan was made in accordance with the requirements of Title XI of the Federal Institutions Reform, Recovery, and

Exhibit B, Page 8 HB: 4860-6056-1208.9 Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the Date of Origination of the Mortgage Loan; (y) Reserved. (z) Reserved. (aa) Type of Mortgaged Property. The Mortgaged Property is located in the United States and consists of a single parcel of real property with a detached single family residence erected thereon, or a two to four family dwelling, or a five to eight unit residential property, or an individual condominium unit, or an individual unit in a planned unit development, or a Fix n Flip small balance five-to-twenty-five multifamily unit; provided that any condominium project or planned unit development generally conforms to the Takeout Guidelines regarding such dwellings. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minims planned unit development) such condominium or planned unit development project is acceptable to Buyer. The Mortgaged Property is not a Manufactured Home or a mobile home. (bb) Environmental Matters. There is no pending action or proceeding directly involving any Mortgaged Property of which Seller is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. (cc) Unacceptable Investment. Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage. (dd) Servicemembers Civil Relief Act. The Mortgagor has not notified Seller or any Subservicer, and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003, as amended, or other similar state or federal law. (ee) No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of Seller, any Subservicer or any other Person involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer. The documents, instruments and agreements submitted for loan

Exhibit B, Page 9 HB: 4860-6056-1208.9 underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Seller has reviewed all of the documents constituting the Loan File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. (ff) Delinquency. All payments required to be made prior to the related Purchase Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored or declared to be in default and no payment has ever been more than thirty (30) days past due. (gg) Compliance with Applicable Laws. Mortgage Loan originator is now and will continue to be in compliance with any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, fair credit billing, fair credit reporting, fair debt collection practices, predatory and abusive lending laws, equal credit opportunity, fair housing and disclosure laws or unfair and deceptive practices laws applicable to the origination and servicing of the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Mortgage Loan originator maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at its office during normal business hours upon reasonable advance notice. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. Seller and the Mortgaged Property are in compliance with (a) all applicable laws, judgments, decrees and orders of any Governmental Authority, including without limitation all environmental laws, in all material respects. All approvals under applicable laws have been obtained and are valid and in full force and effect. (hh) Disclosure and Rescission Materials. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the loan file. (ii) Texas Refinance Loans. Each Mortgage Loan originated in the State of Texas pursuant to Article XVI, Paragraph 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Paragraph 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code. With respect to each Texas Refinance Loan that is a cash out refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a prepayment penalty. Seller does not collect any such prepayment penalties in connection with any such Texas Refinance Loan.

Exhibit B, Page 10 HB: 4860-6056-1208.9 (jj) Anti-Money Laundering Laws. Seller and its agents have at all times complied with all applicable federal, state and local anti-money laundering laws, orders and regulations to the extent applicable to Seller or its agent, including without limitation the USA PATRIOT Act of 2001, the Bank Secrecy Act and the regulations of the Office of Foreign Asset Control (collectively, the “Anti-Money Laundering Laws”), in respect of the origination and servicing of each Mortgage Loan; Seller has established an anti-money laundering compliance program as and to the extent required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination and servicing of each Mortgage Loan for purposes of the Anti- Money Laundering Laws to the extent applicable to Seller, and, to the extent required by applicable law, maintains, and will maintain, either directly or through third parties, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations. (kk) Predatory Lending Regulations. The Mortgage Loan is not classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law. The Mortgage Loan does not have an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. § 226.32(a)(1)(i). No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. No term or condition of, and no practice used in connection with the Origination of, such Mortgage Loan has been categorized as an “unfair” or “deceptive” term, condition or practice under any applicable federal, state or local law (or regulation promulgated thereunder) and the Mortgage Loan does not have any terms which expose Buyer to regulatory action or enforcement proceedings, penalties or other sanctions. (ll) State Laws. No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003); no Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Paragraph 360.100); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B- 22 et seq.); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.); no Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); no Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C); no Mortgage Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Paragraphs 24-9-1 through 24-9-9); no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, is secured by property located in the State of Georgia; no

Exhibit B, Page 11 HB: 4860-6056-1208.9 Mortgage Loan that was originated after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act, as amended; and no Mortgage Loan is a “high cost home loan,” as defined in Paragraph 6 L of the New York State Banking Law. (mm) Arbitration. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan. (nn) Higher Cost Products. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy Mortgagors, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to- income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Mortgage Loan originator’s higher-priced nonprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator’s standard mortgage line if the Mortgagor was able to qualify for one of the standard products. (oo) Underwriting Methodology. With respect to delegated underwritten loans, the methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. (pp) Points and Fees. No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) One Thousand Dollars ($1,000), or (ii) five percent (5%) of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Agency Guidelines and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges which miscellaneous fee and charges, in total, do not exceed twenty- five basis points (0.25%) of the principal amount of such Mortgage Loan. All fees and charges

Exhibit B, Page 12 HB: 4860-6056-1208.9 (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. (qq) Prepayment Penalties. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty, (ii) the Mortgage Loan’s originator had a written policy of offering the Mortgagor the option of obtaining a mortgage loan that did not require payment of such a penalty, (iii) the prepayment penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law, and (v) notwithstanding any state or federal law to the contrary, neither Seller nor any Subservicer shall impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the loan payments. (rr) Single Premium Credit Insurance Policies. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan. (ss) Origination Practices; Servicing. The origination practices used by Mortgage Loan originator with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination industry and the collection and servicing practices used by Mortgage Loan originator and any Subservicer have been consistent with customary servicing procedures. The Mortgage Loan satisfies, and has been originated and underwritten in accordance with, all applicable requirements of applicable Takeout Guidelines. (tt) Escrow Payments. With respect to escrow deposits and payments that the Mortgage Loan originator is entitled to collect, all such payments are in the possession of, or under the control of the Mortgage Loan originator, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note. (uu) Interest on Escrows. As of the related Purchase Date, the Mortgage Loan originator has credited to the account of the related Mortgagor under the Mortgage Loan all interest required

Exhibit B, Page 13 HB: 4860-6056-1208.9 to be paid by applicable law or by the terms of the related Mortgage Note on any escrow account. Evidence of such credit shall be provided to Buyer upon request. (vv) Escrow Analysis. The Mortgage Loan originator has properly conducted an escrow analysis for each escrowed Mortgage Loan in accordance with applicable law. All books and records with respect to each Mortgage Loan comply with applicable law and regulations, and have been adjusted to reflect the results of the escrow analyses. Except as allowed by applicable law, no inflation factor was used in the escrow analysis. The Mortgage Loan originator has delivered notification to the Mortgagor(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses. (ww) Escrow Holdbacks. The Mortgage Loan is not subject to outstanding escrow holdbacks except those specifically allowed by (and identified to Buyer by Seller in) the Takeout Guidelines. (xx) Credit Reporting. If applicable, the Mortgage Loan originator has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its Mortgagor loan files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan. (yy) Interest Rate Adjustments. If applicable, with respect to each adjustable rate Mortgage Loan, all interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. (zz) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Agency Guidelines for such trusts. The Mortgagor is not a Guarantor, an owner, officer, director, employee, relative or agent of Seller or Guarantor, or an Affiliate of Seller or Guarantor, unless the Mortgagor’s relationship to Seller has been disclosed to Buyer in writing. The Mortgagor is not a government or a governmental subdivision or agency. The Mortgagor occupies the Mortgaged Property. (aaa) Fannie Mae Takeout Guidelines Announcement 95-19. Seller will transmit full file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Announcement 95-19 and that for each Mortgage Loan, Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30 or more days), foreclosed, or charged-off. (bbb) Tax Identification/Back Up Withholding. All tax identifications for individual Mortgagors, have been certified as required by law. Seller has complied with all IRS requirements regarding the obtainment and solicitation of taxpayer identification numbers and the taxpayer identification numbers provided to Buyer as reflected on the system are correct. To the extent a

Exhibit B, Page 14 HB: 4860-6056-1208.9 Mortgage Loan is on back up withholding, Seller has substantiated both the initial reason for the back up withholding and the amount of such back up withholding and the reason for such back up withholding in the amount currently withheld still exists. (ccc) IRS Forms. All IRS forms, including, but not limited to, Forms 1099, 1098, 1041 and K-1, as appropriate, which are required to be filed with respect to activity occurring on or before the year in which the Purchase Date occurs and have been filed or will be filed in accordance with applicable law. (ddd) Electronic Drafting of Payments. If Seller or a Subservicer drafts monthly payments electronically from the Mortgagor’s bank account, such drafting occurs in compliance with applicable federal, state, and local laws and regulations; and the applicable agreement with the Mortgagor; and such applicable agreement with the Mortgagor both legally and contractually can be fully assigned to Buyer pursuant to the assignment provisions contained therein, and will be fully assigned to Buyer pursuant to this Agreement. (eee) Reserved. (fff) U.S. Loan; Mortgagor. The Mortgage Loan is denominated and payable only in United States dollars within the United States and with respect to which the related Mortgagor is a natural person who is a United States citizen or resident alien or a corporation or other legal entity organized under the laws of the United States or any state thereof or the District of Columbia. (ggg) Representations and Warranties to Approved Takeout Investor. Any representations or warranties made by Seller to the Approved Takeout Investor upon final sale of the Mortgage Loan are hereby incorporated into this Agreement, and Seller is deemed to make the same representations and warranties to Buyer, as if such representations and warranties were fully set forth herein. (hhh) NexBank Eligible. The Mortgage Loan is eligible for sale to NexBank (even if NexBank is not the Approved Takeout Investor). (iii) Takeout Commitment. If Buyer requires a Takeout Commitment, the Mortgage Loan is subject to a legally valid and binding Takeout Commitment and satisfies all of the requirements related to such Takeout Commitment. (jjj) Guidelines. The Mortgage Loan satisfies, and has been originated in accordance with, all applicable requirements of the applicable Agency Guidelines or, for Purchased Mortgage Loans to be sold to an Approved Takeout Investor that is not an Agency, the Takeout Guidelines of the applicable Approved Takeout Investor; (kkk) Whole Loan. The Mortgage Loan is a whole loan and not a participation interest. (lll) UCC Characterization. The Mortgage Loan is an “account”, “chattel paper”, “promissory note” or “payment intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions;

Exhibit B, Page 15 HB: 4860-6056-1208.9 (mmm) Bankruptcy Code Characterization. The Mortgage Loan is a “mortgage loan” within the meaning of the Bankruptcy Code. (nnn) Reserved. (ooo) Ineligible Loan Types. The Mortgage Loan is not (i) a negative amortization loan, (ii) a second lien loan, (iii) reserved, (iv) a home equity line of credit or similar loan, or (v) a reverse mortgage. (ppp) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor. (qqq) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium, the related residential dwelling is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) and such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac including Fannie Mae eligibility requirements for sale to Fannie Mae or is located in a condominium or planned unit development project which has received Fannie Mae project approval and the representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been made and remain true and correct in all respects. (rrr) Downpayment. The source of the down payment with respect to such Mortgage Loan has been fully verified by the Mortgage Loan originator. (sss) Due on Sale. The related Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder. (ttt) Flood Certification Contract. Seller has obtained a life of loan, transferable flood certification contract for such Mortgage Loan and such contract is assignable without penalty, premium or cost to Buyer. (uuu) Reserved.

Exhibit C, Page 1 HB: 4860-6056-1208.9 EXHIBIT C FORM OF COMPLIANCE CERTIFICATE COMPLIANCE CERTIFICATE SELLER: Altisource Asset Management Corporation BUYER: NexBank a Texas state financial institution TODAY’S DATE: ____/____/____ REPORTING PERIOD ENDED: _____ month(s) ended ____/____/____ This certificate is delivered to Buyer under the Master Repurchase Agreement dated effective as of [Date] between Seller and Buyer (the “Agreement”), all the defined terms of which have the same meanings when used herein. I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting Chief Financial Officer of Seller; (b) to the best of my knowledge, the Financial Statements of Seller from the period shown above (the “Reporting Period”) and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Seller as of the end of the Reporting Period and the results of its operations for Reporting Period; (c) a review of the Agreement and of the activities of Seller during the Reporting Period has been made under my supervision with a view to determining Seller’s compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Default or Event of Default, except as disclosed herein (which specifies the nature and period of existence of each Default or Event of Default, if any, and what action Seller has taken, is taking, and proposes to take with respect to each); (d) the calculations described on the pages attached hereto evidence that Seller is in compliance with the requirements of the Agreement at the end of the Reporting Period (or if Seller is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions Seller proposes to take with respect thereto); (e) Seller was, as of the end of the Reporting Period, in compliance and good standing with applicable Fannie Mae, Ginnie Mae, Freddie Mac and HUD net worth requirements. By: Name: _____________________________________

Exhibit C, Page 2 HB: 4860-6056-1208.9 SELLER: REPORTING PERIOD: All financial calculations set forth herein are as of the end of the Reporting Period Please provide the following information, or write "N/A" where not applicable. I. NET WORTH The Net Worth of Seller is: REQUIRED MINIMUM (through Termination Date) In compliance? NO II. DEBT OF SELLER Total Liabilities Plus: off balance sheet debt: Minus: loan loss reserves (if included in liabilities): Minus: operating leases DEBT: $0 III. LEVERAGE RATIO: DEBT TO NET WORTH Debt (from above): Net Worth: RATIO OF DEBT/NET WORTH: Maximum permitted In compliance? $0 $0 #DIV/0! { ] #DIV/0! IV. LIQUIDITY Cash Equivalents: LIQUIDITY Minimum Required (through Termination Date) In compliance? $0 NO V. CURRENT RATIO Current Assets Current Liabilities RATIO OF CURRENT ASSETS TO CURRENT LIABILITIES Minimum required (through Termination Date) In compliance? #DIV/0! [ ] #DIV/0!

Exhibit C, Page 3 HB: 4860-6056-1208.9 VII. QUARTERLY FUNDINGS Total dollar amount and number of units funded: #NUM! #NUM! January-00 Number of Units Dollar Amount IX. ACTIVE REPURCHASE DEMANDS* Disclose active repurchase demands; (if none, write “None”): *If active repurchase demands exist, please provide a detailed schedule of loans subject to repurchases that includes the investor requesting, reason for repurchases, origination date, loan characteristics such as LTV, lien position, occupancy etc., and valuation method if you have estimated your loss exposure. X. LITIGATION* Disclose pending litigation cases; (if none, write “None”): *If pending litigation cases exist, please provide a detailed list of any pending litigation including name of the parties involved and the amount of expected losses on the litigation. XII. CHANGES IN MANAGEMENT/OWNERSHIP Please provide a description of any changes in ownership or management. (if none, write "None"): XIII. ANY OTHER SIGNIFICANT ADVERSE CHANGE Disclose any significant changes such as changes in warehouse lines, the occurrence of any XIV. OTHER REPORTS REQUIRED (Please check if attached or write "N/A" if not applicable) a. Quarterly and YTD Financial Statements XV: CERTIFICATION I hereby certify that, to the best of my knowledge, the information completed by the Seller above is a true and correct By: Title: VI. NET INCOME (tested each quarter) Net income for the most recently-ended TTM Minimum permitted In compliance? [ ] NO XI. DEFAULTS OR EVENTS OF DEFAULT Disclose nature and period of existence and action being taken in connection therewith; (if none, write “None”):

Exhibit D, Page 1 HB: 4860-6056-1208.9 EXHIBIT D FORM OF SHIPPING INSTRUCTIONS Shipping Instructions These loans being shipped to a custodian? _________________ Or to an Investor? _____________ Please ship the following notes to: Investor name Street address City, State, Zip Attn: Endorse the note as follows: Endorsement Instructions Loan Number Borrower Name Loan Amount Attach additional pages as required Special Instructions: ______________________________________ For any questions, please contact: Name: Phone: Fax Number: Email: Signature:

Exhibit E, Page 1 HB: 4860-6056-1208.9 EXHIBIT E CONDITIONS PRECEDENT DOCUMENTS 1. Master Repurchase Agreement with completed Terms Annex 2. Guaranty, if applicable 3. Electronic Tracking Agreement (not required if Seller is not a MERS member) 4. Certified Organizational Documents of Seller 5. UCC, tax lien and judgment searches, state of Seller’s organization, and tax lien and judgment searches, county where Seller’s chief executive office is located 6. UCC-1 Financing Statements 7. Opinions of Counsel 8. Errors and omissions insurance and banker’s blanket bond coverage policy or certificate in lieu of policy endorsed to (i) provide that for any loss affecting Buyer’s interest, Buyer will be named on the loss payable draft as its interest may appear and (ii) provide Buyer access to coverage under the theft of secondary market institution’s money or collateral clause of such bond.

Exhibit F, Page 1 HB: 4860-6056-1208.9 EXHIBIT F REQUIRED OPINIONS OF COUNSEL

Exhibit G, Page 1 HB: 4860-6056-1208.9 EXHIBIT G SUBSIDIARY INFORMATION [TO BE PROVIDED BY SELLER] SUBSIDIARY INFORMATION Name Address Place of Organization State(s) in which qualified Seller’s percentage ownership

Exhibit H, Page 1 HB: 4860-6056-1208.9 EXHIBIT H FORM OF ASSIGNMENT OF MORTGAGE TO MERS (Not required for MOM Loans) ASSIGNMENT OF LIEN FOR VALUE RECEIVED, Altisource Asset Management Corporation hereby transfers and assigns to MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC., P.O. Box 2026, Flint, Michigan 48501-2026, its successors and assigns, (i) the deed of trust executed by ______________________ to _____________________, Trustee, dated December 2, 2022 and recorded under File No. in the Office of the District Clerk of ___________ District, the Territory of the U.S. Virgin Islands, and covering and affecting the real property in said county described on Exhibit A, hereto attached and hereby made a part hereof, and (ii) all other liens securing payment of the promissory note described in and secured by said deed of trust. EXECUTED on the date stated in the acknowledgment below, to be effective as of December 2, 2022. Altisource Asset Management Corporation By: Name: Title: Attached: Exhibit A – property description A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. TERRITORY OF THE U.S. VIRGIN ISLANDS ) ) ss. DISTRICT OF _________________ ) On ______________ ___, 2022, before me, ____________________________________, a Notary Public in and for said District and Territory, personally appeared ________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacities, and that by his/her/their signatures on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Exhibit H, Page 2 HB: 4860-6056-1208.9 I certify under PENALTY OF PERJURY under the laws of the Territory of the U.S. Virgin Islands that the foregoing paragraph is true and correct. WITNESS my hand and official seal. Notary Public in and for said State MIN: [insert 18-digit MIN] MERS Phone: 1-888-679-6377

Exhibit I(a), Page 1 HB: 4860-6056-1208.9 EXHIBIT I(a) LOAN PURCHASE DETAIL For each Mortgage Loan proposed for sale to Buyer, Seller shall provide Buyer with the following Loan Purchase Detail: Seller’s Loan number Mortgagor’s name City, state and Zip Code of the Mortgaged Property Outstanding principal balance as of such date (or original principal amount if not yet closed) Approved Takeout Investor Takeout Value Market Value (based on Buyer’s determination) Loan-to-Value Ratio Interest rate Original principal amount Current scheduled monthly payment of principal and interest, Scheduled Origination date Proposed purchase date Such other information as Buyer requires from time to time in its sole discretion with notice to Seller

Exhibit I(b), Page 1 HB: 4860-6056-1208.9 EXHIBIT I(b) Upon Buyer’s request, for any Purchased Mortgage Loan Seller shall provide Buyer with the following Loan Purchase Documentation: • Original mortgage note endorsed in blank • Copy of investor underwriting approval, including FNMA DU or FHLMC LP • Copy of investor takeout commitment from an approved investor indicating mortgagor name, price and expiration date, if so required by Buyer • Copy of mortgagor application • Copy of appraisal • Copy insured closing protection letter evidencing that closing agent is approved to close mortgages for an approved title company • Such other information as Buyer requires from time to time in its sole discretion with notice to Seller

HB: 4860-6056-1208.9 EXHIBIT J FORM OF BAILEE LETTER

HB: 4860-6056-1208.9 EXHIBIT K SELLER NAMES FROM TAX RETURNS [SELLER TO PROVIDE]

EXHIBIT L FORM OF TRUST RELEASE LETTER TO: NexBank RE: Altisource Asset Management Corporation DATE: [___] Reference is made to the Master Repurchase Agreement dated as of [_____] (as supplemented, amended or restated from time to time, the “Agreement”), between NexBank (“Buyer”) and Altisource Asset Management Corporation (“Seller”). Capitalized terms used herein and not otherwise defined have the meanings given to those terms in the Agreement. Seller hereby requests that the following Mortgage Note be returned to Seller at [address] for the reason(s) set forth below: Loan ID number Mortgagor last names (1 name sufficient if same name) Mortgage loan amount Allonge, Rider or other docs to be returned also? Reason(s) Seller agrees that Buyer continues to have the sole ownership interest in the listed Mortgage Note and all other Mortgage Assets related to the Mortgage Note. Seller shall return the corrected Mortgage Note to Buyer no later than the tenth (10th) Business Day after the date of this Trust Release Letter. At all times the Mortgage Note listed above is in the possession of Seller pursuant to this Trust Release Letter, Seller shall hold such Mortgage Note in trust for the benefit of Buyer. Seller hereby certifies that after Buyer delivers the Mortgage Note described above to Seller, the aggregate original Outstanding Principal Balance of all Mortgage Notes released to Seller pursuant to Trust Release Letters as of the date of this Trust Release Letter does not exceed [ ]. Exhibit L, Page 1 HB: 4860-6056-1208.9

Exhibit L, Page 2 HB: 4860-6056-1208.9 Seller has caused the information set forth in the table below to be accurately completed. This Trust Receipt prepared by (first & last name) First & last name of contact person for questions (if different from name to the left) Contact person’s phone number Contact person’s fax number Contact person’s e- mail address Sincerely, Altisource Asset Management Corporation By: Name: Title:

Exhibit M, Page 1 HB: 4860-6056-1208.9 EXHIBIT M APPROVED LOAN TYPES “Approved Loan Types” include, on any date of determination, a Mortgage Loan: • which is either a Conventional Conforming Loan, a Government Loan a Jumbo Loan, or a Loan which is eligible for sale to an Approved Takeout Investor under the Takeout Guidelines; • which is a single-family 1-4 or multifamily Fix and Flip Loan, except New York Loans; • which is DSCR Loan or a Mortgage Loan where the underlying borrower qualified for their mortgage accounting using investment earnings rather than their personal income, except New York Loans; • which, if a Government Loan, the related Mortgagor has a FICO Score of at least 620 (or such other minimum FICO Score as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time); • which, if a Conventional Conforming Loan, the related Mortgagor has a FICO Score of at least 620 (or such other minimum FICO Score as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time); • which, if a Jumbo Loan, has been underwritten and approved for permanent purchase by NexBank or is covered by a Takeout Commitment issued by an Approved Investor other than NexBank; • which, if required by a written notice from Buyer to Seller, is covered by a specific Takeout Commitment describing such Mortgage Loan and of which a copy has been delivered to and approved by Buyer; • for which, if NexBank is not the Approved Takeout Investor, the Takeout Commitment has not expired or been terminated or cancelled by the Approved Takeout Investor; • which (a) is subject to a Takeout Agreement with respect to which Seller is not in default and (b) has not been rejected or excluded for any reason (other than default by Buyer) from the related Takeout Commitment by the Approved Takeout Investor; and • for which the related Takeout Commitment has not expired or been terminated or cancelled by the Approved Takeout Investor.

HB: 4860-6056-1208.9 SCHEDULE I APPROVED TAKEOUT INVESTORS

HB: 4860-6056-1208.9 SCHEDULE II SELLER’S AUTHORIZED SIGNERS [SELLER TO PROVIDE LIST — NAMES AND TITLES]